Exhibit 10.1

Execution Version

PURCHASE AND SALE AGREEMENT

by and between

CONCORDE REAL ESTATE LLC, a Nevada limited liability company, and BHR

GREENHOUSE REAL ESTATE, LLC, a Texas limited liability company as Seller,

and

MEDEQUITIES REALTY OPERATING PARTNERSHIP, LP,

a Delaware limited partnership

as Purchaser

Dated: August 7, 2017

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of the 7th day of August, 2017 (the “Effective Date”), by and among CONCORDE REAL ESTATE, LLC, a Nevada limited liability company (“Concorde”) and BHR GREENHOUSE REAL ESTATE, LLC, a Texas limited liability company (“Greenhouse”; together with Concorde being referred to herein collectively as “Seller”), and MEDEQUITIES REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership and its permitted assigns (“Purchaser”). Seller and Purchaser are collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, Concorde owns those certain tracts of land located at 3441 S. Eastern Avenue, Las Vegas, Nevada, 89169 in Clark County, Nevada, APNs 162-14-512-036 and 162-14-512-010, and more specifically described on Exhibit A-1 attached hereto (the “Desert Hope Land”), upon which is located that certain 2-story building containing approximately 18,990 square feet of space operated as a drug and alcohol rehabilitation outpatient facility on the Desert Hope Land (the “Desert Hope Facility”).

WHEREAS, AAC Las Vegas Outpatient Center, LLC, a Delaware limited liability company (“AAC Las Vegas”), operates the Desert Hope Facility pursuant to that certain Lease Agreement dated March 31, 2014 (“Desert Hope Lease”), by and between Concorde, as “Landlord,” and AAC Las Vegas, as “Tenant.”

WHEREAS, Concorde owns and operates that certain tract of land located at 1000 Main Street, Las Vegas, Nevada 89101 in Clark County, Nevada, APN 139-27-603-030, and more specifically described on Exhibit A-2 attached hereto (the “Resolutions LV Land”), upon which is located those certain three (3) buildings consisting of approximately 46,097 square feet of space operated as a sober lodging facility on the Resolutions LV Land (the “Resolutions LV Facility”).

WHEREAS, Greenhouse owns that certain tract of land located at 2301 Avenue J, Arlington, Texas 76006 in Tarrant County, Texas, more particularly known as Brookhollow/Arlington Addition, Block 1, Lot 8, Site 8, Block 1, and more specifically described on Exhibit A-3 attached hereto (the “Greenhouse Land”), upon which is located that certain 1-story building containing approximately 19,821 square feet of space operated as a drug and alcohol rehabilitation outpatient facility on the Greenhouse Land (the “Greenhouse Facility”).

WHEREAS, AAC Dallas Outpatient Center, LLC, a Delaware limited liability company (“AAC Dallas”, together with AAC Las Vegas, the “Treatment Centers”), operates the Greenhouse Facility pursuant to that certain Lease Agreement dated March 28, 2014 (“Greenhouse Lease”, together with the Desert Hope Lease, the “Leases”), by and between Greenhouse, as “Landlord,” and AAC Dallas, as “Tenant.”

WHEREAS, Greenhouse owns and operates those certain tracts of land located at 1075 Wet N Wild Way, Arlington, Texas 76011 in Tarrant County, Texas, and more specifically described on Exhibit A-4 attached hereto (the “Resolutions Arlington Land”), upon which is located those certain seven (7) buildings consisting of approximately 64,256 square feet of space operated as a sober lodging facility on the Resolutions Arlington Land (the “Resolutions Arlington Facility”). The Desert Hope Land, the Resolutions LV Land, the Greenhouse Land and the Resolutions Arlington Land are collectively referred to herein as the “Land.” The Desert Hope Facility, the Resolutions LV Facility, the Greenhouse Facility and the Resolutions Arlington Facility are collectively referred to herein as the “Facilities” and each such facility is sometimes referred to herein, singularly, as a “Facility”.

WHEREAS, the Parties hereto wish to enter into this Agreement to provide for the terms and conditions upon which Seller shall sell and convey the Property (as defined in Section 1.01 herein) to Purchaser, and Purchaser will purchase and acquire the Property from Seller.

WHEREAS, simultaneously with the closing of the purchase of the Property by Purchaser, Purchaser, as landlord, and Seller or one or more of its designated affiliates (sometimes referred to hereinafter collectively as “Facility Tenant”), as tenant, shall enter into that certain Master Lease Agreement (the “Facility Lease”), pursuant to which Facility Tenant shall lease the Property from Purchaser and Purchaser shall lease the Property to Facility Tenant upon the terms set forth in the Facility Lease. Facility Tenant’s obligations under the Facility Lease shall be unconditionally guaranteed by AAC Holdings, Inc., a Nevada corporation (Facility Tenant’s ultimate parent company) (such guarantor being collectively referred to hereinafter as, “Guarantor”), pursuant to a guaranty of lease mutually acceptable to Purchaser and Guarantor (the “Facility Lease Guaranty”).

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties hereby agree as follows:

ARTICLE I

PROPERTY

Section 1.01 Property. At the Closing (as defined in Section 5.01 herein), and subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, free and clear of all liens and encumbrances except for the Permitted Exceptions (as defined in Section 4.01 herein), all of Seller’s rights, title and interest in and to the following:

(a) Real Property. The Land together with (i) all and singular, the rights and appurtenances pertaining to such real property, including any easements, and all rights, title and interest of Seller in and to adjacent streets, alleys and rights-of-way, and (ii) any and all water, water rights or similar rights or privileges (including tap rights) appurtenant to or used in connection with the ownership or operation of such real property and (iii) all zoning, conditional use, variances, waivers and planning approvals related to the ownership, operation, and/or possible future development, expansion or redevelopment of such real property (all of the foregoing being hereinafter collectively referred to as the “Real Property”).

(b) Improvements. All improvements, structures, heating, plumbing, ventilation and HVAC systems, carpet, tile, floor coverings, security systems, sprinkler systems, and fixtures now constructed and situated on the Real Property, including, without limitation, the Facilities, together with all of Seller’s right, title and interest in all parking areas, loading docks and similar facilities, landscaping and other improvements, structures and fixtures (all of the foregoing being hereinafter collectively referred to as the “Improvements”).

(c) Certain Intangibles. (i) all intangible rights that are appurtenant to the Real Property and/or the Improvements, including (to the extent assignable) all roof, HVAC and other warranties issued with respect to the Real Property and Improvements in Seller’s possession or control, and (ii) to the extent transferrable, all local, state and federal licenses, approvals, certifications and permits held by Seller for the operation of any of the Improvements for its current, future and intended use provided, however, all licenses related to Seller’s use and operation of the Facilities as drug and alcohol outpatient treatment facilities and sober lodging facilities shall remain with the Seller and will not be sold to Purchaser (all of the foregoing being hereinafter collectively referred to as the “Intangible Property”).

All of the foregoing items to be purchased under this Agreement including the Real Property, the Improvements and the Intangible Property are collectively referred to as the “Property”.

Purchaser agrees and acknowledges that all beds, fixed and moveable equipment, furniture, furnishings, machinery, and all other tangible personal property in each instance situated on the Real Property and/or used in connection therewith or with the Facilities are expressly excluded from the sale of the Property and shall remain in the ownership of Seller (all of the foregoing being hereinafter collectively referred to as the “Personal Property”).

ARTICLE II

PURCHASE PRICE

Section 2.01 Purchase Price. The total purchase price (the “Purchase Price”) for the Property is Twenty-Five Million and No/100 DOLLARS ($25,000,000.00).

Section 2.02 Payment of Purchase Price. On or before the Closing Date (as defined in Section 5.01 herein), Purchaser shall deposit with Nikki Prine, an individual (“Escrow Agent”), of First American Title Insurance Company, a California corporation, 2500 Paseo Verde Parkway #120, Henderson, NV 89074 (the “Title Company”), the Purchase Price (plus or minus any adjustments as set forth in this Agreement). At the Closing, and subject to the conditions of Closing as set forth herein, the Parties, by execution of the settlement statement, will direct the Title Company to disburse the Purchase Price (plus or minus any adjustments as set forth in this Agreement) by wire transfer or other immediately available funds to Seller or as Seller shall direct.

Section 2.03 Allocation of Purchase Price. The Purchase Price shall be allocated between (a) Real Estate and Improvements, and (b) Intangible Property as set forth on Exhibit B to this Agreement.

Section 2.04 No Financing Contingencies. Purchaser expressly agrees and acknowledges that Purchaser’s obligations hereunder are not in any way conditioned upon or qualified by Purchaser’s ability to obtain financing of any type or nature whatsoever (i.e., whether by way of debt financing or equity investment, or otherwise) to consummate the transaction contemplated hereby.

ARTICLE III

REVIEW PERIOD

Section 3.01 Review Period. Purchaser shall have from the Effective Date until 11:59 p.m. (Eastern Time) on the date that is forty-five (45) days after the Effective Date (such time period, the “Review Period”), to review and approve such matters and information with respect to the Property, and to conduct such inspections, interviews, non-invasive tests and audits of the Property, including the Facilities and its operations, as Purchaser, in its sole discretion, deems appropriate.

Section 3.02 Review Items. To the extent not previously delivered, Seller shall, within five (5) Business Days (as defined in Section 13.09 herein) following the Effective Date, deliver to Purchaser the items shown on Schedule 3.02 to this Agreement, if and to the extent in Seller’s possession.

Section 3.03 Inspection. During the Review Period, Seller shall cause Purchaser to have the right, at all reasonable times upon advance notice, to conduct on-site inspections of the Property and physical inspections and non-destructive tests of the Property, including, without limitation, the right to enter and inspect all portions of the Property. All inspections to be undertaken by or on behalf of Purchaser shall be at Purchaser’s sole risk and expense.

Purchaser shall conduct such entry and inspections in connection therewith (a) during normal business hours, (b) so as to minimize, to the greatest extent possible, any damage to the Property and any interference with Seller’s business, (c) in compliance with all applicable laws, (d) upon at least forty-eight (48) hours prior written notice to Seller, and (e) otherwise in a manner reasonably acceptable to Seller. Purchaser shall not undertake any physically intrusive inspections or environmental testing of the Property without Seller’s prior written consent, which shall not be unreasonably withheld or delayed. A Seller representative shall be permitted to accompany Purchaser on all inspections and interviews.

Purchaser shall, at its expense, repair any damage to the Property caused by Purchaser’s inspection or testing thereof, and hereby indemnifies, defends and holds harmless Seller from and against any and all claims, actions, suits, liens, damages, liabilities, losses and expenses to personal property or personal injury to the extent directly attributable to any acts performed in exercising Purchaser’s rights under this Article III. This agreement to indemnify, defend and hold harmless Seller shall survive the Closing and any termination of this Agreement.

Section 3.04 Title Commitment and Survey Review. During the Review Period, Purchaser shall order from the Title Company, at Seller’s sole cost and expense, a commitment for ALTA form owner’s policy of title insurance with respect the Real Property (the “Title Commitment”), setting forth the state of title to the Real Property and the Improvements, as well as any existing survey of the Real Property. Purchaser, at Purchaser’s cost and expenses (but subject to reimbursement from Seller pursuant to Section 6.02(b) herein), may cause to be performed an updated or new certified ALTA land title survey of the Real Property, prepared by a surveyor licensed in the state in which the tract or tracts of Real Property are located (the “Updated Survey”), and Seller shall cooperate and provide reasonable access to the Real Property for such purpose.

Section 3.05 Termination Notice. If for any or no reason, Purchaser, in its sole and absolute discretion, is not satisfied with the items to be delivered by Seller to Purchaser under this Article III, or with the results of its inspections, interviews, tests or audits, or with any other fact or situation with respect to the Property, Facility Tenant, Guarantor or this transaction, then in such event, Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller and Escrow Agent on or prior to the end of the Review Period. In the event of such termination by Purchaser, this Agreement shall be null and void and the Parties hereto shall be released from all further obligations and liabilities hereunder, except with respect to the covenants, representations, warranties and indemnities set forth herein and that expressly survive the termination of this Agreement. In the event that Purchaser fails to give such notice of termination to Seller prior to the expiration of the Review Period, Purchaser shall be deemed to have waived Purchaser’s right to terminate the Agreement pursuant to this Section 3.05, which shall be of no further force or effect and which shall be deemed deleted from this Agreement, and this Agreement shall continue in full force and effect subject to the other provisions hereof.

Section 3.06 Termination. If this Agreement has been terminated prior to the expiration of the Review Period in accordance with the terms of this Article III, the Parties hereto shall thereupon be relieved of all liabilities and obligations hereunder (other than those that expressly survive any termination of this Agreement), and Purchaser shall promptly return to Seller any due diligence materials delivered by Seller or any other third party (to the extent in Purchaser’s possession). In the event Purchaser shall terminate this Agreement during the Review Period, Purchaser shall, promptly following notice of termination, provide Seller with all final engineering and architectural reports, environmental reports and lab analyses, appraisals, construction and renovation estimates prepared by third parties, as applicable, or, if no final reports were prepared, the most recent drafts of such reports (collectively, the “Reports”) commissioned and received by Purchaser in connection with Purchaser’s Review Period, and with any additional Reports which Purchaser may receive after the delivery of the termination notice, all at no cost or expense to Seller. Purchaser makes no representation or warranty with respect to any information contained or omitted from such Reports and Seller shall not rely upon such Reports. The provisions of this Section 3.06 shall survive the termination of this Agreement.

Section 3.07 Seller’s Obligation to Remove Liens. Notwithstanding anything to the contrary in this Agreement, Seller must remove or cause to be removed at or prior to the Closing any and all monetary liens and encumbrances (except for the Permitted Exceptions and those monetary encumbrances, if any, that may be approved in writing by Purchaser) created, or incurred by, through or under Seller against the Property or Seller including mortgages and mechanics’ and materialmen’s liens, unless the same cannot be removed, through no fault of Seller. In such event, the Parties shall work with the Title Company to cause the same to be insured to Purchaser’s satisfaction.

Section 3.08 Confidentiality, Press Releases and Return of Documents. Purchaser shall maintain as confidential any and all non-public information obtained about the Property, the terms of this Agreement and any and all dealings and negotiations regarding the same, and shall not disclose such information to any third party. Except as may be required by law, Purchaser will not divulge any such information to other persons or entities including, without limitation, appraisers, real estate brokers, or competitors of Seller. Notwithstanding the foregoing, Purchaser shall have the right to disclose information with respect to the Property and the terms of this Agreement to its officers, directors, employees, attorneys, accountants, environmental auditors, engineers, potential lenders and investors, and other consultants, to the extent necessary for Purchaser to evaluate its acquisition of the Property. The timing and content of all press releases and other public announcements to patients, customers, vendors and employees relating to the transactions contemplated by this Agreement and the Facility Lease shall be determined jointly by Purchaser and Seller prior to the Closing Date and thereafter by Purchaser; provided that any party hereto may make any public disclosure required by applicable law, regulation, rule or order. The provisions of this Section shall survive the Closing or any termination of this Agreement. In the event the transaction contemplated by this Agreement does not close as provided herein, Purchaser shall promptly return to Seller all due diligence materials, any other documents provided by Seller to Purchaser in connection with the purchase of the Property.

Section 3.09 AS IS, WHERE IS, WITH ALL FAULTS. PURCHASER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND PURCHASER IS PURCHASING THE PROPERTY ON AN “AS IS WITH ALL FAULTS” BASIS AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ANY SELLER RELATED PARTIES, OR THEIR AGENTS OR BROKERS, OR ANY OTHER PERSON ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER, AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION: (i) the quality, nature, adequacy and physical condition and aspects of the Property, including, but not limited to, the structural elements, seismic aspects of the Property, foundation, roof, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, the square footage within the improvements on the Real Property and within each tenant space therein, (ii) the quality, nature, adequacy, and physical condition of soils, geology and any groundwater, (iii) the existence, quality, nature, adequacy and physical condition of utilities serving the Property, (iv) the development potential of the Property, and the Property’s use, habitability, merchantability, or fitness, suitability, value or adequacy of the Property for any particular purpose, (v) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property, (vi) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, (vii) the presence of Hazardous Materials on, under or about the Property or the adjoining or neighboring property, (viii) the quality of any labor and materials used in any improvements on the Real Property, (ix) the leases, service contracts, or other documents or agreements affecting the Property, or any information contained in any rent roll furnished to Purchaser for the Property, (x) the value, economics of the operation or income potential of the Property, or (xi) any other fact or condition which may affect the Property, including without limitation, the physical condition, value, economics of operation or income potential of the Property. The provisions of this Section 3.09 shall survive the Closing. Seller has specifically bargained for the assumption by Purchaser of all responsibility to investigate the Property, laws and regulations and violations and of all risk of adverse conditions and has structured the

Purchase Price and other terms of this Agreement in consideration thereof. Purchaser has, or will prior to expiration of the Review Period have, undertaken all such investigations of the Property, laws and regulations, rights and violations as Purchaser deems necessary or appropriate under the circumstances as to the status of the Property and based upon same, except as is expressly set forth in this Agreement or the closing documents to the contrary, Purchaser is and will be relying strictly and solely upon such inspections and examinations and the advice and counsel of its own consultants, agents, legal counsel and representatives and Purchaser is and will be fully satisfied that the Purchase Price is fair and adequate consideration for the Property and, by reason of all the foregoing and subject to the terms of this Agreement and the closing documents, Purchaser assumes the full risk of any loss or damage after the Closing occasioned by any fact, circumstance, condition or defect pertaining to the Property. The provisions of this Section 3.09 shall survive the Closing.

ARTICLE IV

TITLE MATTERS

Section 4.01 Seller will deliver to Purchaser: (i) a copy of Seller’s existing owner’s title insurance policy or policies with respect to the Real Property (the “Existing Title Policies”); and (ii) a copy of any ALTA surveys for the Real Property, if any (the “Existing Surveys”). Within three (3) Business Days of the Effective Date, Purchaser shall order from the Title Company, at Seller’s sole cost and expense, a commitment for a ALTA form owner’s policy of title insurance with respect the Real Property (the “Updated Title Commitment”), setting forth the state of title to the Real Property and the Improvements. As provided in Section 3.04 herein, Purchaser, at Purchaser’s cost and expense (but subject to reimbursement from Seller pursuant to Section 6.02(b) herein), may cause to be performed the Updated Survey and Seller shall cooperate and provide reasonable access to the Real Property for such purpose. Purchaser shall review the Updated Title Commitment and the Updated Survey during the Review Period and may approve or disapprove of the matters disclosed in the Updated Title Commitment and Updated Survey as detailed below. Within ten (10) Business Days after the later of (a) receipt of the Updated Title Commitment, and (b) receipt of the Updated Survey (but in no event later than ten (10) Business Days prior to the expiration of the Review Period), Purchaser shall give to Seller written notice of any objections (“Objections”) to any matters set forth in the Updated Title Commitment and the Updated Survey. If no written notification of Objections is received by Seller from Purchaser within such time period, the title matters disclosed in the Updated Title Commitment and the Updated Survey shall be deemed Permitted Exceptions. Notwithstanding anything herein to the contrary, Seller shall be obligated to remove (a) all monetary liens (“Monetary Liens”) (unless the same cannot be removed, through no fault of Seller, in which case the Parties shall work with the Title Company to cause the same to be insured to Purchaser’s satisfaction), and (b) any and all easements, covenants and restrictions recorded from and after the Effective Date, unless consented to in advance by Purchaser (the “Post-Contract Title Matters”). If Purchaser timely notifies Seller of any Objection(s) to title and survey matters, then Seller shall have a period of ten (10) Business Days after receipt of notice of the Objections (“Seller’s Title Response Deadline”) in which to deliver written notice to Purchaser (“Seller’s Title Notice”) of Seller’s election to either agree to have such Objections removed or insured against at or prior to Closing or decline to remove any such Objections (or cause same to be insured against to Purchaser’s satisfaction). If Seller notifies Purchaser of its election to not remove the Objections (or cause same to be insured against to Purchaser’s satisfaction) or does not provide any notice within such ten (10) Business Day period (in which case Seller shall be deemed to have elected to not remove the Objections), Purchaser shall, by written notice delivered to Seller on or before the later to occur of (i) the tenth (10th) Business Day following Purchaser’s receipt of Seller’s Title Notice or (ii) the tenth (10th) Business Day after the date of Seller’s Title Response Deadline, elect to either waive the unsatisfied Objections by notice in writing to Seller (in which event those Objections shall become Permitted Exceptions) or terminate this Agreement by written notice to Seller, in which latter event the Parties shall be released from any further obligations and liabilities hereunder (except for those obligations and liabilities that expressly survive termination of this Agreement). If Purchaser fails to timely terminate this Agreement pursuant to the preceding sentence, the Objection(s) that Seller did not agree to remove shall be deemed to be Permitted Exceptions.

Section 4.02 Notwithstanding anything to the contrary contained herein, Seller shall not be required to bring any action or proceeding or take any other steps to cure or remove any defects in or objections to title or to expend any monies therefor other than Monetary Liens and Post-Contract Title Matters. Purchaser hereby unconditionally and irrevocably waives any cause of action against Seller at law or in equity for damages or specific performance in any way relating to Seller’s failure to cure or remove any defects in or objections to title to the Real Property other than Monetary Liens and Post-Contract Title Matters. Seller shall, however, have the right at its option to endeavor to cure any title defects or Objections and for such purpose shall be entitled to one or more adjournments of the Closing, but not for more than sixty (60) days beyond the Closing Date specified in Section 5.01 hereof. Purchaser’s obligations under this Agreement shall remain in full force and effect during any such adjournment period.

Section 4.03 Conveyance. At the Closing, Seller will convey good and insurable fee simple title to the Real Property and the Improvements to Purchaser by the Deed (as defined in Section 5.02(a) herein), and title to the Intangible Property by the Bill of Sale (as defined in Section 5.02(b) herein), free and clear of any and all deeds of trust, mortgages or other liens or indebtedness; subject, however, to the following (collectively, the “Permitted Exceptions”):

(a) all real estate taxes and assessments for the year in which the Closing occurs and subsequent years and not yet due and payable;

(b) all easements, restrictions, rights-of-way, party wall agreements, encroachments, covenants, reservations, agreements, leases, tenancies, licenses, conditions and other matters affecting all or any portion of the Property to the extent (i) reflected on Schedule B to the Updated Title Commitment and not objected to by Purchaser during the Review Period; (ii) reflected on the Updated Survey and not objected to by Purchaser during the Review Period, (iii) objected to by Purchaser and ultimately waived by Purchaser pursuant to Section 4.01, or (iv) created by or consented and agreed to in writing by Purchaser prior to or at the Closing;

(c) all applicable laws, statutes, ordinances, rules, regulations, including without limitation, all zoning laws;

(d) matters created by, or with the written consent of, Purchaser;

(e) any exceptions disclosed by the Updated Title Commitment (as same may be updated from time to time) or the Updated Survey which are approved by Purchaser or which are not timely objected to by Purchaser (other than monetary liens to be removed in accordance with Section 3.07 of this Agreement); and

(f) standard policy “jacket” exclusions and exceptions from coverage contained in the form of the title policy or “marked-up” title commitment employed by the Title Company that are not subject to removal upon Seller’s delivery of the Seller’s affidavit of title described below.

Section 4.04 Owner Policy. At the Closing, the Title Company will issue, at Seller’s sole cost and expense, a standard ALTA form Owner Policy of Title Insurance (the “Owner Policy”) in Purchaser’s favor in the amount of the Purchase Price, insuring Purchaser’s fee simple title to the Real Property and the Improvements, subject only to the Permitted Exceptions, together with such endorsements as Purchaser may request. Purchaser may elect to purchase an extended ALTA Owner Policy or endorsements to the Owner Policy, which shall be at Purchaser’s cost and expense (but subject to reimbursement from Seller pursuant to Section 6.02(b) herein).

Section 4.05 Mechanic’s Liens. Seller, at its own expense, will obtain or cause to be obtained such lien waivers and releases, and will provide such affidavits and or certifications, as the Title Company may reasonably require in order for the Title Company to issue at the Closing the Owner Policy that does not contain any exceptions for mechanic’s liens or materialman’s liens for work.

ARTICLE V

CLOSING

Section 5.01 Closing. Subject to the satisfaction or waiver of the conditions to closing set forth in Article IX hereof, the purchase and sale of the Property (the “Closing”) will be held through escrow at the offices of the Title Company on the date that is fifteen (15) days after the expiration of the Review Period, or such other date as Seller and Purchaser may agree (the date on which the Closing takes place being the “Closing Date”).

Section 5.02 Seller’s Obligations. On or before the Closing Date, Seller shall execute and/or deliver to the Title Company in escrow for Closing, the following with respect to the Property:

(a) A Deed for the Real Property (the “Deed”) substantially in the forms attached hereto as Exhibit C-1 and Exhibit C-2 and made a part hereof for all purposes;

(b) Blanket Conveyance, Bill of Sale and Assignment (“Bill of Sale”) substantially in the form attached hereto as Exhibit D and made a part hereof for all purposes;

(c) FIRPTA Affidavit (the “FIRPTA Affidavit”) from Seller substantially in the form attached hereto as Exhibit E and made a part hereof for all purposes;

(d) to the extent necessary to permit the Title Company to remove any exception in the Owner Policy for mechanics’ and materialmen’s liens and general rights of parties in possession, an affidavit as to debts and liens and parties in possession executed by Seller, made to Purchaser and the Title Company and in a form reasonably acceptable to the Title Company and Seller, along with a GAP Affidavit (if applicable) and any other items reasonably required by the Title Company;

(e) Seller’s certification that, to Seller’s knowledge, all representations and warranties made by Seller under this Agreement are true, complete and correct in all material respects as of the Closing Date (if accurate or, if not accurate, a description of the basis of such inaccuracy);

(f) such evidence or documents as may reasonably be required by Purchaser or the Title Company evidencing the status and capacity of Seller and the authority of the person or persons executing the various documents on behalf of Seller in connection with the sale of the Property;

(g) Termination of the Leases;

(h) the Facility Lease, duly executed by Facility Tenant, and the Facility Lease Guaranty, duly executed by Guarantor;

(i) a mutually satisfactory closing/settlement statement;

(j) intentionally omitted;

(k) Any documents required by the state in which the applicable Real Property is located, with respect to the conveyance of a property interest in the Real Property; and

(l) Any other documents, instruments or agreements required by the Title Company or reasonably necessary or customary to effectuate the transaction contemplated by this Agreement.

As used herein, the term “to Seller’s knowledge” shall mean the actual knowledge of Michael Cartwright, an individual, without the duty to inquire about or investigate the same.

Section 5.03 Purchaser’s Obligations. On or before the Closing Date, Purchaser shall execute and/or deliver to the Title Company in escrow for Closing, the following:

(a) the Purchase Price amount set forth in Section 2.02 (subject to a credit from Seller to reimburse Purchaser for Purchaser’s Closing Costs pursuant to Section 6.02(b)) by wire transfer of immediately available funds;

(b) the Bill of Sale;

(c) the Facility Lease;

(d) such evidence or documents as may reasonably be required by Seller or the Title Company evidencing the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the acquisition of the Property;

(e) a mutually satisfactory closing/settlement statement;

(f) Any documents required by the state in which the applicable Real Property is located, with respect to the conveyance of a property interest in the Real Property; and

(g) Any other documents, instruments or agreements required by the Title Company or reasonably necessary or customary to effectuate the transaction contemplated by this Agreement.

Section 5.04 Transfer of Roof and Other Warranties. Seller shall use commercially reasonable efforts to obtain or cause to be obtained at Closing the consents of the issuers of any roof warranties and all other assignable warranties affecting the Property, if any, to the assignment of such roof warranties and all other warranties at Closing from Seller to Purchaser or at Purchaser’s direction, to Facility Tenant.

Section 5.05 Possession. Possession of the Property must be delivered by Seller at the Closing, subject only to the Permitted Exceptions, the Facility Lease and the rights of patients and residents in occupancy.

ARTICLE VI

CLOSING COSTS

Section 6.01 No Prorations. The Parties acknowledge that (a) the Facility Lease will be a net lease and that Facility Tenant will pay all taxes, assessments and utility charges in connection with the Facility Tenant’s use and occupancy of the Property which arise or are incurred on or after the Closing Date, and (b) Seller shall pay all taxes, assessments and utility charges due at the time of Closing and in connection with the use and occupancy of the Property prior to the Closing Date. As a result, as between Seller and Purchaser there will be no apportionment at Closing of such taxes, assessments and utility charges.

Section 6.02 Closing Costs.

(a) At the Closing, Seller shall be responsible for payment of the following: (i) all documentary stamp, transfer, surtax, excise taxes, or other levies or charges of any kind and nature, payable upon the transfer of the Property and/or recordation of the Deed; (ii) the cost of the Title Company’s charges and recording fees for recording satisfactions of mortgages; (iii) the cost of the Owner Policy; (iv) the Title Company’s escrow charges; and (v) its own legal fees and costs (all of the foregoing, collectively the “Seller’s Closing Costs”).

(b) At the Closing, Purchaser shall receive from Seller a credit against the Purchase Price in the amount equal to all costs and out-of-pocket expenses incurred by Purchaser in initiating, processing and closing the transaction contemplated by this Agreement and the Facility Lease, including without limitation, costs of due diligence inspections, environmental phase one assessments, property condition reports, attorneys’ fees and legal costs, premium costs associated with any endorsements to the Owner’s Policy or an extended ALTA Owner Policy or its equivalent which Purchaser elects to obtain and costs of the Updated Survey (all of the foregoing, collectively the “Purchaser’s Closing Costs”). Notwithstanding the foregoing, Seller shall not be responsible for any costs and out-of-pocket expenses (except for attorneys’ fees and costs, which shall not exceed $100,000) that Purchaser did not obtain Seller’s prior written consent to the same, which shall not be unreasonably withheld. Seller shall provide its approval to any proposed cost or out-of-pocket expenses within two (2) Business Days of receipt of a written request from Purchaser. In the event Seller does not provide such consent within two (2) Business Days, the same shall be deemed approved by Seller. Further, upon receipt of Seller’s written request, Purchaser shall promptly provide a detailed budget of such Purchaser’s Closing Costs. In the event Closing does not occur for any reason other than a Seller default, Seller shall not be obligated to reimburse Purchaser for any of the costs and expenses pursuant to this Section 6.02(b).

(c) Brokerage Commissions. EACH PARTY HERETO REPRESENTS TO THE OTHER THAT (I) THERE ARE NO REAL ESTATE COMMISSIONS, FINDERS’ FEES OR BROKERS’ FEES THAT HAVE BEEN OR WILL BE INCURRED IN CONNECTION WITH THIS AGREEMENT OR THE SALE OF THE PROPERTY, AND (II) SUCH PARTY HAS NOT AUTHORIZED ANY BROKER OR FINDER TO ACT ON SUCH PARTY’S BEHALF IN CONNECTION WITH THE SALE AND PURCHASE HEREUNDER. EACH PARTY HERETO AGREES TO INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, COSTS OR EXPENSES OF ANY KIND OR CHARACTER ARISING OUT OF OR RESULTING FROM ANY AGREEMENT, ARRANGEMENT OR UNDERSTANDING ALLEGED TO HAVE BEEN MADE BY SUCH PARTY WITH ANY BROKER OR FINDER IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY. THIS OBLIGATION WILL SURVIVE THE CLOSING OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

Section 6.03 Survival. The terms of this Article VI shall survive any termination of this Agreement and the Closing and delivery of the Deed. Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Deed, and other Closing documents and instruments by Seller and the acceptance thereof by Purchaser shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Purchaser and Seller to be performed hereunder.

ARTICLE VII

DEFAULT AND REMEDIES

Section 7.01 Termination of Agreement prior to Closing. This Agreement may be terminated and the transactions contemplated hereunder may be abandoned at any time prior to the Closing, as follows:

(a) by mutual written consent of Seller and Purchaser;

(b) Seller may terminate this Agreement by giving written notice to Purchaser at any time prior to the Closing (i) in the event that (A) Purchaser has materially breached any representation, warranty or covenant contained in this Agreement, (B) Seller has notified Purchaser of the breach, and (C) the breach has continued without cure for a period of thirty (30) days after the notice of the breach, or (ii) if the Closing has not occurred on or before October 15, 2017 (the “Outside Closing Date”) (unless the failure results primarily from Seller materially breaching any representation, warranty or covenant contained in this Agreement); or

(c) In addition to Purchaser’s termination rights under Section 3.05 and Section 4.01 during the Review Period, Purchaser may terminate this Agreement by giving written notice to Seller and Escrow Agent at any time prior to the Closing (i) in the event that (A) Seller has materially breached any representation, warranty or covenant contained in this Agreement, (B) Purchaser has notified Seller of the breach, and (C) the breach has continued without cure for a period of thirty (30) days after the notice of the breach, or (ii) if the Closing has not occurred on or before the Outside Closing Date (unless the failure results primarily from Purchaser materially breaching any representation, warranty or covenant contained in this Agreement).

Section 7.02 Notice of Termination; Effect of Termination.

(a) If Purchaser or Seller seeks to terminate this Agreement pursuant to Section 7.01(b) or Section 7.01(c), such Party will provide written notice of termination to such other Party specifying with particularity the reason for such termination.

(b) If either Purchaser or Seller terminates this Agreement pursuant to Section 7.01, this Agreement will forthwith become void and there will be no liability or obligation on the part of any Party hereto (other than those liabilities that expressly survive any termination of this Agreement); provided, however, that no such termination (or any provision of this Agreement) will relieve any Party from liability for damages arising out of fraud or a knowing or intentional breach of any covenant hereunder.

Section 7.03 Purchaser’s Default. If this Agreement is terminated pursuant to Section 7.01(b), Purchaser shall deliver to Seller, for its future use, all Reports pursuant to Section 3.06. Seller’s sole and exclusive remedy shall be to terminate this Agreement, and Seller shall be entitled to reimbursement from Purchaser of Seller’s reasonable legal fees and costs incurred in connection with this Agreement (up to a maximum amount of $25,000), and upon payment of such reimbursement Purchaser shall be released from any further liability to Seller hereunder, except for those provisions of this Agreement that expressly survive termination.

Section 7.04 Seller’s Default. If this Agreement is terminated pursuant to Section 7.01(c), Purchaser’s sole and exclusive remedy shall be, and Purchaser shall be entitled, to terminate this Agreement by giving written notice of termination to Seller and Purchaser shall be entitled to reimbursement from Seller of Purchaser’s (i) reasonable legal fees and costs incurred in connection with this Agreement, and (ii) reasonable third-party costs incurred by Purchaser in performing its due diligence of the Property, up to a maximum reimbursement amount for the costs under clause (i) and clause (ii) of $25,000, whereupon Seller and Purchaser shall have no further rights, obligations, or liabilities under this Agreement, except for those obligations and liabilities in this Agreement that expressly survive termination. Except as expressly set forth in the preceding sentence, Seller shall in no event whatsoever be liable to Purchaser for any other damages of any kind whatsoever, and, except as expressly set forth in the preceding sentence, Purchaser hereby unconditionally and irrevocably waives any claim for monetary damages against Seller arising out of this Agreement including, without limitation, any claim arising out of a default by Seller under this Agreement or arising out of a material breach of any representation or warranty of Seller contained in this Agreement, which waiver shall survive the termination of this Agreement. Notwithstanding anything herein to the contrary, Seller’s failure to remove a Monetary Lien shall not qualify as the willful or intentional refusal to convey title to the Property as provided in this Agreement provided Seller uses commercially reasonable efforts to obtain a payoff letter from any such lender.

Section 7.05 No Personal Liability. In no event shall any officer, director, agent or employee of Purchaser or its partners be personally liable for any of Purchaser’s obligations under this Agreement or the documents to be delivered at the Closing. In no event shall any officer, director, agent or employee of Seller or its partners be personally liable for any of Seller’s obligations under this Agreement or the documents to be delivered at the Closing.

ARTICLE VIII

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 8.01 Seller’s Representations. Seller hereby represents and warrants to Purchaser as of the Effective Date, except as set forth on Schedule 8.01 (the “Disclosure Schedule”) attached hereto and made a part hereof for all purposes, as follows:

(a) Concorde is a duly organized and validly existing limited liability company in good standing under the laws of the State of Nevada and is authorized to conduct business in the State of Nevada. Greenhouse is a duly organized and validly existing limited liability company in good standing under the laws of the State of Texas and is authorized to conduct business in the State of Texas. This Agreement has been duly authorized, executed and delivered by Seller, and is, and at the time of the Closing will be, a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

(b) This Agreement constitutes a valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c) To Seller’s knowledge, no consent, waiver, approval, or authorization of, or filing, registration, or qualification with, or notice to, any government or any agency, body or subdivision thereof or any other entity or person (including without limitation, its directors, shareholders, partners or members) is required to be made, obtained, or given by Seller in connection with the execution, delivery, and performance of this Agreement, except such consent, waiver, approval, authorization, filing, registration or qualification which has been made, obtained or given. The joinder of no entity or person other than Seller will be necessary to convey the Property fully and completely to Purchaser upon Closing.

(d) Seller owns good and insurable fee simple title to the Real Property free and clear of all conditions, exceptions, or reservations, except the Permitted Exceptions and mortgages and other monetary liens to be paid at Closing. Seller has not granted any option or right of first refusal or first opportunity to any person or entity to acquire the Property or any interest therein. Seller has not entered into any agreement or understanding, either written or oral, pursuant to which any person or entity has the right to own, acquire, use or occupy any portion of the Property or any interest therein (other than the Treatment Centers and patients and residents in occupancy).

(e) To Seller’s knowledge, Seller has not received written notice of any (and there are no) current, proposed or threatened eminent domain or similar proceeding, or private purchase in lieu of such proceeding, which would affect the Property in any way whatsoever.

(f) To Seller’s knowledge, Seller has not received any written notice of a claim that the Property does not comply with any federal, state, county, city or any other laws, ordinances, rules and regulations, including, but not limited to, those relating to environmental, zoning, land use and division, building, fire, health and safety matters, of any government or any agency, body or subdivision thereof bearing on the construction of the Improvements and on the operation, ownership or use of the Property (collectively, “Applicable Laws”), which noncompliance Seller has not cured.

(g) Seller has not received a written notice of any pending or threatened, litigation which does or would affect the Property or such Seller’s ability to fulfill all of its obligations under this Agreement.

(h) Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Internal Revenue Code (the “Code”), and is not subject to the provisions of Sections 897(a) or 1445 of the Code related to the withholding of sales proceeds to foreign persons.

(i) Seller is not an employee benefit plan subject to the provisions of Title IV of ERISA or subject to the minimum funding standards under Part 3, Subtitle B, Title I of ERISA or Section 412 of the Code or Section 302 of ERISA, and none of the assets of Seller constitutes or will constitute assets of any such employee benefit plan subject to Part 4, Subtitle B, Title I of ERISA. Seller is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and the funds used by Purchaser to acquire the Property are not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

(j) To Seller’s knowledge, there are no adverse parties in possession of the Property or of any part thereof and no parties in possession thereof except Seller, Treatment Centers and patients and residents in occupancy thereof, and no third party has been granted any license, lease, or other right relating to the use or possession of the Property except Seller, the Treatment Centers and its patients and residents in occupancy.

(k) Except as set forth in (1) that certain Phase I Environmental Site Assessment for the Desert Hope Land dated December 2013 and prepared by Broadbent, (2) that certain Phase I Environmental Site Assessment for the Resolutions LV Land dated January 20, 2016, and prepared by Pennoni, (3) that certain Phase I Environmental Site Assessment Report for the Greenhouse Land dated December 9, 2013, and prepared by Partner Engineering and Science, Inc., and (4) that certain Phase I Environmental Site Assessment for the Resolutions Arlington Facility dated March 17, 2016, and prepared by Pennoni (collectively, the “Existing Phase I Reports”) and to Seller’s knowledge: (A) the Facilities are not in violation of any federal, state, local or administrative agency ordinance, law, rule, regulation, order or requirement relating to environmental conditions or Hazardous Material (“Environmental Laws”); (B) Seller has not used, manufactured, generated, treated, stored, disposed of, or released any Hazardous Material on, under or about the Property or transported any Hazardous Material over the Property in material violation of applicable Environmental Laws; (C) Seller has not installed, used or removed any storage tank on, from or in connection with any Facility except in material compliance with applicable Environmental Laws, and there are no storage tanks or wells (whether existing or abandoned) located on, under or about the Facilities, and (D) no part of the Facilities consists of any building materials that contain Hazardous Material. For the purposes hereof, “Hazardous Material” shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as “hazardous” or “‘toxic”‘ under any federal, state, local or administrative agency ordinance or law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1471 et seq.; Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; Refuse Act, 33 U.S.C. §§ 407 et seq.; Emergency Planning and Community Right-To-Know Act, 42 U.S.C. §§ 11001 et seq.; Occupational Safety and Health Act, 29 U.S.C. §§ 65 et seq., as well as any formaldehyde, urea, polychlorinated biphenyls, petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixture thereof, radon, asbestos, and “source,” “special nuclear” and “by-product” material as defined in the Atomic Energy Act of 1985, 42 U.S.C. §§ 3011 et seq.

(l) There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or proceedings pursuant to any other debtor relief laws contemplated or filed by Seller or pending against Seller or the Property.

(m) Seller is not subject to sanctions of the United States government or in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”) and the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”). Seller is not a “Prohibited Person”, which term is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Seller is prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-money laundering law, including the Executive Order and the Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or (v) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

(n) Each of Seller’s representations, warranties, covenants and certification set forth herein shall survive the Closing for a period of six (6) months.

Section 8.02 Purchaser’s Representations. Purchaser hereby represents and warrants to Seller, as of the Effective Date hereof, as follows:

(a) Organization. Purchaser is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware. This Agreement has been duly authorized, executed and delivered by Purchaser, and is, and at the time of the Closing will be, a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

(b) Binding Obligation. This Agreement constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c) Authority. Purchaser has the capacity and complete authority to enter into and perform this Agreement, and no consent, approval or other action by any person or entity will be needed thereafter to authorize Purchaser’s execution and performance of this Agreement.

(d) Approval. Subject to completing its inspection and due diligence review of the Property, Purchaser has received the final authority or approval for the purchase of the Property in accordance with the provisions hereof.

(e) Purchaser is familiar with the source of funds for the Purchase Price and represents that, to its knowledge after due inquiry and investigation, all such funds derived from legitimate business activities within the United States of America and/or from loans from a banking or financial institution chartered or organized within the United States of America. Purchaser shall provide to Seller any and all documents, certifications or other evidence, as may be requested from time to time by Seller in its reasonable discretion, confirming the source of funds for the Purchase Price (and that such funds derived from legitimate business activities).

(f) Purchaser is not subject to sanctions of the United States government or in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, the Executive Order and the Patriot Act. Purchaser is not a Prohibited Person.

(g) Purchaser does not and will not (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in, any transaction relating to any property or interest in property blocked pursuant to the Executive Order, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

(h) Purchaser shall deliver to Seller any certification or other evidence reasonably requested from time to time on or prior to the Closing Date by Seller, in its reasonable discretion, confirming Purchaser’s compliance with the provisions of this Section 8.02.

(i) Purchaser is not (a) an “employee benefit plan” as defined in Section 3.3 of the Employee Retirement Income Security Act of 1974 (“ERISA”), which is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code; and (b) the assets of Purchaser do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code; and (c) Purchaser is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and assets of Purchaser do not constitute plan assets of one or more such plans; and (d) transactions by or with Purchaser are not in violation of state statutes applicable to Purchaser regulating investments of and fiduciary obligations with respect to governmental plans.

(j) The representations and warranties of Purchaser in Section 8.02 shall survive the Closing for the same period of time as Seller’s representations, and warranties survive under Section 8.01.

Section 8.03 Discovery. If Seller or Purchaser discovers, prior to or at the Closing, that any representation or warranty of the other Party is false, misleading or inaccurate in any material and adverse respect, (a) if Purchaser is the discovering Party, Purchaser shall be entitled to pursue its remedies under Section 7.04 of this Agreement; and (b) if Seller is the discovering Party, Seller shall be entitled to pursue its remedies under Section 7.03 of this Agreement.

If the discovering Party elects to proceed to Closing, such Party cannot later bring a claim against the other as to such discovered matter.

Section 8.04 Exclusivity. Unless and until this Agreement is terminated in accordance with its terms prior to Closing, neither Seller, nor any of its employees, subsidiaries or agents shall engage, either directly or indirectly, in discussions with any third parties regarding the sale of, leaseback of, or additional financing services for, the Property.

ARTICLE IX

CONDITIONS PRECEDENT

Section 9.01 Purchaser’s Conditions Precedent. Purchaser shall not be obligated to perform under this Agreement unless all of the following conditions precedent are satisfied (or waived in writing by Purchaser) and are otherwise true and correct as of the Closing Date:

(a) All of Seller’s representations and warranties shall be true and correct in all material respects.

(b) Seller shall have performed all of its covenants, agreements, and obligations under this Agreement in all material respects and shall otherwise not be in default.

(c) There shall not have been any material adverse change with respect to the Property or the matters reflected in the Title Commitment or the Updated Survey as approved by Purchaser during the Review Period, except to reflect those items otherwise authorized by this Agreement or approved or otherwise created in writing by Purchaser.

(d) Purchaser, as landlord, and Facility Tenant, as tenant, shall have executed and delivered to the other the Facility Lease in substantially the form attached hereto as Exhibit F hereto (which shall be in a form mutually acceptable to the Parties); and Guarantor shall have executed and delivered to Purchaser the Facility Lease Guaranty (in the form attached as an exhibit to the executed Facility Lease).

(e) There shall not be outstanding any past due (i) taxes and other assessments applicable to the Property, or (ii) gas, electricity or other utility charges applicable to the Property.

(f) All necessary licenses and other governmental consents, approvals and certifications required in connection with the operation of the Facilities by Facility Tenant as drug and alcohol outpatient treatment centers and sober lodging facilities shall be in full force and effect without any waivers or conditions, and any and all necessary governmental inspections and approvals required in connection with the transactions contemplated hereby shall have been favorably completed.

(g) All necessary governmental consents, approvals and notifications shall have been obtained or completed in accordance with applicable law for the transfer of the ownership of the Property to Purchaser. The Parties will provide any and all information necessary with regard to the foregoing.

(h) The Commencement Date (as such term is defined in the Facility Lease) shall have occurred or shall occur simultaneously with the Closing.

(i) This Agreement and the transaction contemplated herein shall have been approved by the Investment Committee and the Board of Directors of MedEquities Realty Trust, Inc., the parent company of Purchaser.

Seller shall use reasonable efforts to satisfy each of the conditions precedent set forth in this Section 9.01. If any of the foregoing conditions precedent in this Section 9.01 shall not be satisfied as of the Closing Date, Purchaser may either (a) waive in writing any unsatisfied conditions and proceed to close the transaction, (b) elect to extend the Outside Closing Date for up to an additional thirty (30) days by written notice to Seller and Escrow Agent, or (c) terminate this Agreement by giving written notice to Seller and Escrow Agent. If Purchaser elects to close, Purchaser will be deemed to have waived any conditions actually known by Purchaser to be unsatisfied at the Closing.

Section 9.02 Seller’s Conditions Precedent. Seller shall not be obligated to perform under this Agreement unless all of the following conditions precedent are satisfied (or waived in writing by Seller) and are otherwise true and correct as of the Closing Date:

(a) All of Purchaser’s representations and warranties shall be true and correct in all material respects.

(b) Purchaser shall have performed all of its covenants, agreements, and obligations under this Agreement in all material respects and shall otherwise not be in default.

(c) Seller, as landlord, and Facility Tenant, as tenant, shall have executed and delivered to the other the Facility Lease in substantially the form attached hereto as Exhibit F hereto (which shall be in a form mutually acceptable to the Parties).

Purchaser shall use reasonable efforts to satisfy each of the conditions precedent set forth in this Section 9.02. If any of the foregoing conditions precedent in this Section 9.02 shall not be satisfied as of the Closing Date, Seller may either (a) waive in writing any unsatisfied conditions and proceed to close the transaction, (b) elect to extend the Outside Closing Date for up to an additional thirty (30) days by written notice to Purchaser and Escrow Agent, or (c) terminate this Agreement by giving written notice to Purchaser and Escrow Agent. If Seller elects to close, Seller will be deemed to have waived any conditions actually known by Seller to be unsatisfied at the Closing.

ARTICLE X

NOTICES

Section 10.01 Notices. Any notice, demand or other communication which may or is required to be given under this Agreement must be in writing and must be: (a) personally delivered; (b) transmitted by United States postage prepaid mail, registered or certified mail, return receipt requested; (c) transmitted by reputable overnight courier service, such as Federal Express; or (d) transmitted by electronic mail to Purchaser and Seller as listed below. Notice to one Purchaser shall constitute notice to all Purchaser and notice to one Seller shall constitute notice to all Seller.

Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (i) the date of receipt if delivered personally, (ii) two (2) business days after the date of posting if transmitted by registered or certified mail, return receipt requested, (iii) the first (1st) business day after the date of notice, if transmitted by reputable overnight courier service, or (iv) the date of transmission by electronic mail, if received on a Business Day by 5 p.m. local time; otherwise, it shall be deemed delivered the next Business Day. A notice or other communication not given as herein provided shall only be deemed given if and when such notice or communication and any specified copies are actually received in writing by the Party and all other persons to whom they are required or permitted to be given.

Purchaser and Seller may change their respective addresses for purposes hereof by notice given to the other Party in accordance with the provisions of this Section, but such notice shall not be deemed to have been duly given, unless and until it is actually received by the other Party. Notices hereunder shall be directed as follows:

If to Purchaser:

c/o MedEquities Realty Trust, Inc.

3100 West End Ave, Suite 1000

Nashville, TN 37203

Attention: William C. Harlan, President

Telephone: (615) 627-4714

Facsimile: (615) 658-8141

Email: wharlan@medequities.com

With a copy to:	Waller Lansden Dortch & Davis, LLP 511 Union St., Ste. 2700 Nashville, TN 37219 Attention: Jeffrey A. Calk, Esq. Telephone: (615) 850-8129 Facsimile: (615) 244-6804 Email: jeff.calk@wallerlaw.com

If to Seller:	c/o American Addiction Centers 200 Powell Place Brentwood, TN 37027 Attn: Michael Cartwright Email: michael@contactaac.com

With a copy to:	c/o American Addiction Centers 200 Powell Place Brentwood, TN 37027 Attn: Kathryn Sevier Phillips, Esq., General Counsel Email: ksphillips@contactaac.com

With a copy to:

Reisman Sorokac

8965 S. Eastern Avenue, Suite 382

Las Vegas, Nevada 89123

Attn: Elizabeth M. Sorokac, Esq., and

Jacqueline N. Walton, Esq

Telephone: (702) 727-6258

Email: esorokac@rsnvlaw.com and jwalton@rsnvlaw.com

If to Escrow Agent:	First American Title Insurance Company 2500 Paseo Verde Parkway #120 Henderson, NV 89074 Attn: Nikki Prine Telephone: (702) 855-0860 Email: nprine@firstam.com

Purchaser’s counsel may deliver any notice required or otherwise permitted to be given by Purchaser hereunder with the same effect as if given directly by Purchaser.

ARTICLE XI

FIRE OR OTHER CASUALTY; CONDEMNATION

Section 11.01 Casualty Damage. In the event of a material loss or damage to the Property prior to the Closing Date, Purchaser shall have the option of terminating this Agreement by written notice to Seller, in which event Purchaser shall thereupon be released from any and all liability hereunder (other than those liabilities that expressly survive any termination of this Agreement). If Purchaser elects not to terminate this Agreement, Purchaser and Seller shall proceed with the Closing, provided Seller shall assign (at or after Closing) to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies relating to the Facilities, and subject to the proviso at the end of this sentence, Purchaser shall receive a credit against the Purchase Price in an amount equal to the aggregate amount of any deductible(s) under the insurance policies assigned to Purchaser, together with the uninsured portion of any such damage. A “material” loss or damage means any casualty at the Property where the cost to remedy same exceeds $250,000.00.

Section 11.02 Seller and Purchaser Risk. Except as set forth in Section 11.01, Seller shall bear the risk of loss until Closing. Upon the Closing, full risk of loss with respect to the Property shall pass to Purchaser, except to the extent such loss is the responsibility of the Facility Tenant pursuant to the Facility Lease.

Section 11.03 Condemnation. If before the Closing any condemnation or eminent domain proceedings are initiated against all or any portion of the Real Property or Improvements and, in the reasonable opinion of Purchaser, such condemnation or eminent domain proceedings would materially interfere with the current use of the Facilities, then Purchaser may terminate this Agreement upon written notice to Seller and thereupon Seller and Purchaser shall be released from any and all further liability hereunder (other than those liabilities that expressly survive termination of this Agreement). If Purchaser does not elect to terminate this Agreement within ten (10) business days after receipt of written notice of the commencement of any such proceedings, or if, in the reasonable opinion of Purchaser, such condemnation or eminent domain proceedings would not materially interfere with Seller’s current use of the Property, Seller shall assign to Purchaser at the Closing all rights and interest of Seller in and to any condemnation awards payable or to become payable on account of such condemnation or eminent domain proceedings.

Section 11.04 Survival of Provisions. The provisions of this Article XI shall survive the Closing.

ARTICLE XII

ESCROW

Section 12.01 Instructions. This Agreement, together with such further written instructions provided to Escrow Agent, will constitute the “Escrow Instructions.” If any requirements relating to the duties or obligations of Escrow Agent hereunder are not acceptable to Escrow Agent, or if Escrow Agent requires additional instructions, the Parties will agree to additional instructions that will not substantially alter the terms of this Agreement unless otherwise expressly agreed by the Parties.

Section 12.02 Deposits Into Escrow. Both Parties will make its deposits into escrow (“Escrow”) in accordance with this Agreement. Escrow Agent is hereby authorized to close the Escrow only if and when: (i) Escrow Agent has received all items to be delivered by Seller and Purchaser as required herein; and (ii) Escrow Agent is irrevocably obligated to issue the Owner Policy.

Section 12.03 Close of Escrow. Provided that Escrow Agent has not received timely written notice from Purchaser or Seller of the termination of this Agreement or the failure of any condition precedent to the Closing pursuant to Article IX herein, and if and when Purchaser and Seller have deposited into Escrow all documents and funds required by this Agreement and Escrow Agent is irrevocably obligated to issue the Owner Policy, Escrow Agent will:

(a) Record the Deeds for the Property in the proper jurisdiction;

(b) Deliver to Purchaser: (1) the Owner Policy; (2) the recorded Deeds; (3) fully executed original counterpart copies of the documents delivered by the Parties as required herein; and (4) copies of any other Closing documents; and

(c) Deliver to Seller: (1) the Purchase Price, after satisfying Closing costs to be paid by Seller pursuant to this Agreement; (2) fully executed original counterpart copies of the documents delivered by the Parties as required herein; and (3) copies of any other Closing documents.

ARTICLE XIII

MISCELLANEOUS

Section 13.01 Entire Agreement. This Agreement constitutes the entire agreement among the Parties hereto and supersedes any prior understanding, letter of intent or written or oral agreements among the Parties concerning the Property.

Section 13.02 No Rule of Construction. This Agreement has been drafted by both Seller and Purchaser and no rule of construction shall be invoked against either Party with respect to the authorship hereof or of any of the documents to be delivered by the respective Parties at the Closing.

Section 13.03 Multiple Counterpart; Governing Law. This Agreement may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one and the same instrument, and shall be construed and interpreted under the laws of the State of Delaware (without regard to conflicts of laws). This Agreement may be executed by pdf or facsimile signatures of one or more of the Parties hereto, which signatures shall be binding on such Parties as if original signatures were obtained.

Section 13.04 Attorneys’ Fees. Except as otherwise expressly provided herein, if any attorney is engaged to enforce or defend any provision of this Agreement or as a consequence of any default under or breach of this Agreement, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding or in connection with any appeal of a lower court decision, the prevailing Party, as agreed to by the Parties or as determined by the court, shall be entitled to its reasonable attorneys’ fees and expenses and all costs incurred in connection therewith. The provisions of this Section 13.04 shall survive the Closing or the termination of this Agreement.

Section 13.05 Interpretation. This Agreement shall, unless otherwise specified herein, be subject to the following rules of interpretation: (a) the singular includes the plural and the plural the singular; (b) words importing any gender include the other genders; (c) references to persons or entities include its permitted successors and assigns; (d) words and terms which include a number of constituent parts, things or elements, including the terms Improvements, Permitted Exceptions, Personal Property, Intangible Property and Property, shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole; (e) references to statutes are to be construed as including all rules and regulations adopted pursuant to the statute referred to and all statutory provisions consolidating, amending or replacing the statute referred to; (f) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments thereto or changes therein entered into in accordance with its respective terms; (g) the words “approve” or “consent” or “agree” or derivations of said words or words of similar import mean, unless otherwise expressly provided herein or therein, the prior approval, consent, or agreement in writing of the person holding the right to approve, consent or agree with respect to the matter in question, and the words “require” or “judgment” or “satisfy” or derivations of said words or words of similar import mean the requirement, judgment or satisfaction of the person who may make a requirement or exercise judgment or who must be satisfied, which approval, consent, agreement, requirement, judgment or satisfaction shall, unless otherwise expressly provided herein or therein, be in the sole and absolute discretion of the person holding the right to approve, consent or agree or who may make a requirement or judgment or who must be satisfied; (h) the words “include” or “including” or words of similar import shall be deemed to be followed by the words “without limitation”; (i) the words “hereto” or “hereby” or “herein” or “hereof” or “hereunder,” or words of similar import, refer to this Agreement in its entirety; (j) references to sections, articles, paragraphs or clauses are to the sections, articles, paragraphs or clauses of this Agreement; and (k) numberings and headings of sections, articles, paragraphs and clauses are inserted as a matter of convenience only and shall not affect the construction of this Agreement.

Section 13.06 Exhibits. The exhibits attached hereto shall be deemed to be an integral part of this Agreement.

Section 13.07 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the Parties against whom enforcement of any waiver, change, modification or discharge is sought. Any such modification need not be joined in by the Title Company.

Section 13.08 Reporting Person. Purchaser and Seller hereby designate the Title Company as the “reporting person” pursuant to the provisions of Section 6045(e) of the Code of 1986, as amended.

Section 13.09 Time of Essence. Time is of the essence to both Seller and Purchaser in the performance of this Agreement, and they have agreed that strict compliance by all of them is required as to any date and/or time set out herein. If the final day of any period of time set out in any provision of this Agreement falls upon a Saturday, Sunday or a legal holiday under the laws of the State in which the Property is located, then and in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday. As used in this Agreement, the term “Business Day” shall mean a day other than a Saturday or Sunday that is not an official Federal or state holiday in the State in which the Property is located.

Section 13.10 Restructuring. If Purchaser determines, in its sole discretion, that the structure of the transactions contemplated hereunder may jeopardize Purchaser’s ability to qualify as a Real Estate Investment Trust under the Code, then Purchaser and Seller agree to use commercially reasonable efforts to modify the structure of the transactions contemplated hereunder in such a way as to not to jeopardize such qualification, provided, however, such modified structure shall not result in detrimental economics to any Party.

Section 13.11 Assignment by Purchaser. This Agreement is binding upon and will inure to the benefit of the Parties and its respective heirs, legal representatives, and permitted successors and assigns. Purchaser shall not assign this Agreement or its rights hereunder to any individual or entity without the prior written consent of Seller, which consent Seller may grant or withhold in its sole discretion, and any such assignment shall be null and void ab initio, except that Purchaser may (a) collaterally assign its rights under this Agreement to a lender, and (b) assign its rights under this Agreement to one or more entities directly or indirectly affiliated, controlled by, controlling, or under common control with Purchaser. In the event of any permitted assignment by Purchaser, other than a collateral assignment to a lender, any assignee shall assume any and all obligations and liabilities of Purchaser under this Agreement but, notwithstanding such assumption, Purchaser shall continue to be liable hereunder.

Section 13.12 No Recordation. Seller and Purchaser agree that neither this Agreement nor any memorandum or notice hereof shall be recorded, and Purchaser agree (a) not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith and (b) to indemnify, defend and hold harmless Seller against all liabilities, including, without limitation, reasonable attorneys’ fees and expenses, incurred by Seller by reason of the filing by Purchaser of such notice of pendency or other instrument; provided however, notwithstanding the foregoing to the contrary, in the event Seller willfully or intentionally refuses to convey title and Purchaser commences and action for specific performance, then Purchaser will have the right to file a notice of lis pendens in the real property records in the county where the Property is located announcing that a lawsuit involving the Property is pending in a specific court.

Section 13.13 Additional Agreements; Further Assurances. Subject to the terms and conditions herein provided, each of the Parties hereto shall execute and deliver such documents as the other Party shall reasonably request in order to consummate and make effective the transactions contemplated by this Agreement; provided, however, that the execution and delivery of such documents by such Party shall not result in any additional liability or cost to such Party.

Section 13.14 Enforceability. If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by law, and the court which determined that a provision is invalid or unenforceable shall be asked to interpret this Agreement in a manner so that the Parties receive the benefit of its bargain.

Section 13.15 Third Party Beneficiaries. The Parties hereby acknowledge and agree that there are no third party beneficiaries to this Agreement, and, accordingly, no third party shall have the right to enforce this Agreement for the benefit of such third party or against the interests of the Parties. The provisions of this Section 13.15 shall survive the termination of this Agreement or the Closing.

Section 13.16 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF PURCHASER AND SELLER HEREUNDER.

[signatures on the following pages]

IN WITNESS WHEREOF, this Agreement has been executed by Purchaser and Seller as of the Effective Date.

PURCHASER:

MEDEQUITIES REALTY OPERATING PARTNERSHIP, LP,

a Delaware limited partnership

By: MedEquities OP GP, LLC, a Delaware limited liability company

Its: General Partner

By	: /s/ Jeffrey C. Walraven
Print Name: Jeffrey C. Walraven
Title: Chief Financial Officer
Date: August 7, 2017

SELLER:

CONCORDE REAL ESTATE LLC, a Nevada limited liability company

By:	/s/ Kirk Manz
Kirk Manz, Chief Financial Officer

BHR GREENHOUSE REAL ESTATE, LLC, a Texas limited liability company

By:	/s/ Kirk Manz
Kirk Manz, Chief Financial Officer

Acknowledged and agreed to by the Escrow Agent:

/s/ Nikki Prine
Nikki Prine
Date: August 7, 2017

EXHIBIT A-1

LEGAL DESCRIPTION OF DESERT HOPE LAND

PARCEL I:

LOT THIRTY-SEVEN (37) IN BLOCK TEN (10) OF PARADISE PALMS SUBDIVISION UNIT NO. 7, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 6 OF PLATS, PAGE 86, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

PARCEL II:

LOT THIRTY-EIGHT (38) AND THE NORTH HALF (N  1⁄2) OF LOT THIRTY-NINE (39) IN BLOCK TEN (10) OF PARADISE PALMS SUBDIVISION UNIT NO. 7 AS SHOWN BY MAP THEREOF ON FILE IN BOOK 6 O PLATS, PAGE 86, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

EXHIBIT A-2

LEGAL DESCRIPTION OF RESOLUTIONS LV LAND

The land referred to in this Commitment is situated in the City of Las Vegas, County of Clark, State of Nevada, and is described as follows:

A PORTION OF THE SOUTH HALF (S 1/2) OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 27, TOWNSHIP 20 SOUTH, RANGE 61 EAST, M.D.M., CITY OF LAS VEGAS, CLARK COUNTY, NEVADA, BEING DESCRIBED AS FOLLOWS:

LOT 1 AS SHOWN BY MAP THEREOF IN FILE 121 OF PARCEL MAPS, PAGE 87 IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

EXHIBIT A-3

LEGAL DESCRIPTION OF GREENHOUSE LAND

Site 8, Block 1, a Revised Final Plat of portion of Block 1 out of Section 2, Second Revision Brookhollow/Arlington, Tarrant County, Texas, according to the plat recorded in Volume 388-122, page 11, Plat Records, Tarrant County, Texas.

EXHIBIT A-4

LEGAL DESCRIPTION OF RESOLUTIONS ARLINGTON LAND

TRACT 1: (Fee Simple)

BEING a 2.54 acre tract of land situated in the WILLIAM O’NEAL, ABSTRACT NO. 1190, Tarrant County, Texas, same being a portion of Lot 17, William O’Neal Addition, an Addition to the City of Arlington, Tarrant County, Texas, according to the plat thereof recorded in Volume 388-190, Page 90, of the Plat Records of Tarrant County, Texas, same being a portion of that certain tract of land conveyed to Jim Sehgal & Rita Sehgal, Trustees of the Sehgal Revocable Living Trust, by Deed recorded in Instrument No. D205028887, of the Deed Records of Tarrant County, Texas, and being more particularly described as follows:

BEGINNING at a 1 inch iron rod found for corner, said point being the Northwest corner of said Lot 17, same being the Northwest corner of said 2.54 acre tract, same being the Southwest corner of Lot 1-B-R, Block 2, of Walnut Addition, an addition to the City of Arlington, Tarrant County, Texas, according to the plat thereof recorded in Volume 388-98, Page 65, of said Plat Records, same being in the East right-of-way line of West N’ Wild Way (a variable width right-of-way);

THENCE South 89 degrees 25 minutes 42 seconds East, along the common North line of said Lot 17, the North line of said 2.54 acre tract, and the South line of said a Lot 1-B-R, a distance of 246.50 feet to a point for corner, said point being the Northeast corner of said Lot 17, same being the Northeast corner of said 2.54 acre tract, same being the Northwest corner of Lot 20, of William O’Neal Addition, an addition to the City of Arlington, Tarrant County, Texas, according to the plat thereof recorded in Cabinet A, Slide 381, of said Plat Records;

THENCE South 00 degrees 01 minute 12 seconds West, along the common East line of said Lot 17, the East line of said 2.54 acre tract, and the West line of said Lot 20, a distance of 490.16 feet to a point for corner, said point being the Northeast corner of a 2,253 square foot tract of land described in Water Sanitary Sewer Easement Exhibit by Graham Associates, Inc. Project No. 874-2423, dated October 2006, approved by Charles F. Stark, State of Texas R.P.L.S. No. 5084, same being the Southeast corner of said 2.54 acre tract;

THENCE North 89 degrees 25 minutes 02 seconds West, along the common South line of said 2.54 acre tract, and the North line of said easement, same being through the interior of said Lot 17, a distance of 131.50 feet to a point for corner, said point being the most southerly Southwest corner of said 2.54 acre tract, same being the northwest corner of said easement, same being in a non-tangent curve to the right having a radius of 365.00 feet, and a delta angle of 05 degrees 37 minutes 30 seconds, same being in the East right-of-way line of said West N’ Wild Way;

THENCE in a northwesterly direction, along said East right-of-way line, the West line of said 2.54 acre tract, the West line of said Lot 17, and along said curve to the right, an arc distance of 35.83 feet, and a chord bearing and distance of North 51 degrees 08 minutes 33 seconds West, 35.82 feet to a cut “X” in concrete set for corner, said point being on angle point in the West line of said Lot 17, and said 2.54 acre tract;

THENCE North 26 degrees 07 minutes 17 seconds West, along the common West line of said Lot 17 and said 2.54 acre tract, and said East right-of-way line, a distance of 194.56 feet to a 3/8 inch iron rod found for corner, said point being on angle point in the West line of said Lot 17, and said 2.54 acre tract;

THENCE North 00 degrees 20 minutes 42 seconds West, along the common West line of said Lot 17, and said East right-of-way line, a distance of 294.94 feet to the POINT OF BEGINNING and containing 110.719 square feet or 2.54 acres of computed land.

[LEGAL DESCRIPTION CONTINUES ON NEXT PAGE]

TRACT 2: (Fee Simple)

Real property in the City of Arlington, County of Tarrant, State of Texas, described as follows:

BEING LOT 17 OF WILLIAM O’NEAL ADDITION, AN ADDITION TO THE CITY OF ARLINGTON, TARRANT COUNTY, TEXAS, ACCORDING TO THE MAP THEREOF RECORDED IN VOLUME 388-190, PAGE 90, OF THE PLAT RECORDS OF TARRANT COUNTY, TAXES.

SAVE AND EXCEPT:

SMALL TRIANGULAR TRACT AT SOUTHWESTERLY CORNER OF LOT 17 THAT IS SHOWN ON PLAT 388190/90 AS RIGHT-OF-WAY DEDICATION TO THE CITY OF ARLINGTON.

SAVE AND EXCEPT:

BEING A 2.54 ACRE TRACT OF LAND SITUATED IN THE WILLIAM O’NEAL, ABSTRACT NO. 1190, TARRANT COUNTY, TEXAS, SAME BEING A PORTION OF LOT 17, WILLIAM O’NEAI ADDITION, AN ADDITION TO THE CITY OF ARLINGTON, TARRANT COUNTY, TEXAS, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 388-190, PAGE 90, OF THE PLAT RECORDS OF TARRANT COUNTY, TEXAS, SAME BEING A PORTION OF THAT CERTAIN TRACT OF LAND CONVEYED TO JIM SEHGAL & RITA SEHGAL, TRUSTEES OF THE SEHGAL REVOCABLE LIVING TRUST, BY DEED RECORDED IN INSTRUMENT NO. D205028887, OF THE DEED RECORDS OF TARRANT COUNTY, TEXAS, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A 1 INCH IRON ROD FOUND FOR COMER, SAID POINT BEING THE NORTHWEST COMER OF SAID LOT 17, SAME BEING THE NORTHWEST CORNER OF SAID 2.54 ACRE TRACT, SAME BEING THE SOUTHWEST CORNER OF LOT 1-B-R, BLOCK 2, OF WALNUT ADDITION, AN ADDITION TO THE CITY OF ARLINGTON, TARRANT COUNTY, TEXAS, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 388- 98, PAGE 65, OF SAID PLAT RECORDS, SAME BEING IN THE EAST RIGHT-OF-WAY LINE OF WEST N’ WILD WAY (A VARIABLE WIDTH RIGHT-OF-WAY);

THENCE SOUTH 89 DEGREES 25 MINUTES 42 SECONDS EAST, ALONG THE COMMON NORTH LINE OF SAID LOT 17, THE NORTH LINE OF SAID 2.54 ACRE TRACT, AND THE SOUTH LINE OF SAID A LOT 1-B R, A DISTANCE OF 246.50 FEET TO A POINT FOR CORNER, SAID POINT BEING THE NORTHEAST CORNER OF SAID LOT 17, SAME BEING THE NORTHEAST CORNER OF SAID 2.54 ACRE TRACT, SAME BEING THE NORTHWEST CORNER OF LOT 20, OF WILLIAM O’NEAI ADDITION, AN ADDITION TO THE CITY OF ARLINGTON, TARRANT COUNTY, TEXAS, ACCORDING TO THE PLAT THEREOF RECORDED IN CABINET A, SLIDE 381, OF SAID PLAT RECORDS;

THENCE SOUTH 00 DEGREES 01 MINUTE 12 SECONDS WEST, ALONG THE COMMON EAST LINE OF SAID LOT 17, THE EAST LINE OF SAID 2.54 ACRE TRACT, AND THE WEST LINE OF SAID LOT 20, A DISTANCE OF 490.16 FEET TO A POINT FOR CORNER, SAID POINT BEING THE NORTHEAST COMER OF A 2,253 SQUARE FOOT TRACT OF LAND DESCRIBED IN WATER SANITARY SEWER EASEMENT EXHIBIT BY GRAHAM ASSOCIATES, INC., PROJECT NO. 874-2423, DATED OCTOBER 2006, APPROVED BY CHARLES F. STARK, STATE OF TEXAS R.P.L.S. NO. 5084, SAME BEING THE SOUTHEAST CORNER OF SAID 2.54 ACRE TRACT;

THENCE NORTH 89 DEGREES 25 MINUTES 02 SECONDS EAST, ALONG THE COMMON SOUTH LINE OF SAID 2.54 ACRE TRACT, AND THE NORTH LINE OF SAID EASEMENT, SAME BEING THROUGH THE INTERIOR OF SAID LOT 17, A DISTANCE OF 13L.50 FEET TO A POINT FOR COMER, SAID POINT BEING THE MOST SOUTHERLY SOUTHWEST CORNER OF SAID 2.54 ACRE TRACT, SAME BEING THE NORTHWEST CORNER OF SAID EASEMENT, SAME BEING IN A NON-TANGENT CURVE TO THE RIGHT HAVING A RADIUS OF 365.00 FEET, AND A DELTA ANGLE OF 05 DEGREES 37 MINUTES 30 SECONDS, SAME BEING IN THE EAST RIGHT OF-WAY LINE OF SAID WEST N’ WILD WAY.

THENCE IN A NORTHWESTERLY DIRECTION, ALONG SAID EAST RIGHT-OF-WAY LINE, THE WEST LINE OF SAID 2.54 ACRE TRACT, THE WEST LINE OF SAID LOT 17, AND ALONG SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 35.83 FEET, AND A CHORD BEARING AND DISTANCE OF NORTH 51 DEGREES 08 MINUTES 33 SECONDS WEST, 35.82 FEET TO A CUT “X” IN CONCRETE SET FOR COMER, SAID POINT BEING ON ANGLE POINT IN THE WEST LINE OF SAID LOT 17, AND SAID 2.54 ACRE TRACT;

THENCE NORTH 26 DEGREES 07 MINUTES 17 SECONDS WEST, ALONG THE COMMON WEST LINE OF SAID LOT 17 AND SAID 2.54 ACRE TRACT, AND SAID EAST RIGHT-OF-WAY LINE, A DISTANCE OF 194.56 FEET TO A 3/8 INCH IRON ROD FOUND FOR COMER, SAID POINT BEING ON ANGLE POINT IN THE WEST LINE OF SAID LOT 17, AND SAID 2.54 ACRE TRACT;

THENCE NORTH 00 DEGREES 20 MINUTES 42 SECONDS WEST, ALONG THE COMMON WEST LINE OF SAID LOT 17, AND SAID EAST RIGHT-OF-WAY LINE, A DISTANCE OF 294.94 FEET TO THE POINT OF BEGINNING AND CONTAINING 110.719 SQUARE FEET OR 2.54 ACRES OF COMPUTED LAND.

SAVE AND EXCEPT:

BEING A 891 SQUARE FEET ACRE TRACT OF LAND, MORE OR LESS, SITUATED IN THE COUNTY OF TARRANT STATE OF TEXAS, BEING OUT OF THE WILLIAM O’NEAL SURVEY, ABSTRACT NO. 1190, TARRANT COUNTY, TEXAS, BEING OUT OF THE WILLIAM O’NEAI ADDITION, AS RECORDED IN VOLUME 388-190, PAGE 90, PLAT RECORDS, TARRANT COUNTY, TEXAS, BEING A PORTION OF LOT 17 AS CONVEYED BY ARLINGTON ACCOMMODATION L.P. TO JAY SEHGAL AND RITA SEHGAL TRUSTEES OF THE SEHGAL REVOCABLE LIVING TRUST BY DEED DATED JANUARY 31, 2005 AND RECORDED IN CLERKS RECORDS D205028887, DEED RECORDS, TARRANT COUNTY, TEXAS, WHICH 0.020 ACRE TRACT OF LAND, MORE OR LESS, IS MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A 1/2 INCH IRON ROD FOR CORNER SAID POINT BEING THE SOUTHEAST CORNER OF SAID LOT 17 AND BEING THE SOUTHWEST CORNER OF LOT 20 OF THE ERNESTO ROIS-MENDEZ TRACT, A RECORDED IN CLERKS RECORDS D205135730, DEED RECORDS, TARRANT COUNTY, TEXAS, ALSO BEING IN THE EXISTING NORTH RIGHT-OF-WAY LINE OF I.H. 30 (A VARIABLE WIDTH R.O.W.), SAID BEGINNING POINT ALSO BEING 239.79 FEET NORTH OF AND AT RIGHT ANGLES TO PROPOSED CENTERLINE SURVEY STATION 708+54.70 OF I.H. 30 (A VARIABLE WIDTH R.O.W.);

THENCE SOUTH 89 DEGREES 50 MINUTES 37 SECONDS WEST, ALONG SAID NORTH RIGHT-OF-WAY LINE, FOR A DISTANCE OF 0.29 FEET TO A POINT FOR CORNER;

THENCE NORTH 75 DEGREES 16 MINUTES 36 SECONDS WEST, CONTINUING ALONG SAID NORTH RIGHT-OF-WAY LINE, FOR A DISTANCE OF 83.34 FEET TO A SET TXDOT TYPE II ROW MONUMENT FOR CORNER;

THENCE NORTH 89 DEGREES 25 MINUTES 02 SECONDS EAST, LEAVING SAID NORTH RIGHT-OF-WAY LINE, FOR A DISTANCE OF 80.70 FEET TO A SET TXDOT 5/8 INCH IRON ROD FOR CORNER;

THENCE SOUTH 00 DEGREES 31 MINUTES 06 SECONDS EAST, FOR A DISTANCE OF 22.00 FEET TO THE POINT OF BEGINNING.

EXHIBIT B

ALLOCATION OF PURCHASE PRICE

Facility	Purchase Price Allocation for Real Estate and Improvements	Purchase Price Allocation for Intangible Property
Desert Hope Facility	$2,999,900.00	$100.00
Resolutions LV Facility	$9,499,900.00	$100.00
Greenhouse Facility	$2,999,900.00	$100.00
Resolutions Arlington Facility	$9,499,900.00	$100.00

EXHIBIT C-1

FORM OF TEXAS DEED

STATE OF TEXAS	§	SPECIAL WARRANTY DEED
§
§
COUNTY OF ________	§

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

DATE:	, 2017

GRANTOR:	BHR GREENHOUSE REAL ESTATE, LLC, a Texas limited liability company, successor by name change to Greenhouse Real Estate, LLC, a Texas limited liability company

GRANTEE:	MRT OF TEXAS – ATF, LLC, A DELAWARE LIMITED LIABILITY COMPANY

GRANTEE’S ADDRESS:	c/o MedEquities Realty Trust, Inc.
3100 West End Avenue, Suite 1000
Nashville, TN 37203
Attn: William C. Harlan, President

CONSIDERATION:	TEN DOLLARS ($10.00) cash and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Grantor.

REAL PROPERTY:

(INCLUDING ANY IMPROVEMENTS, IF ANY) [THE “PROPERTY” HEREIN]:

See Exhibit “A”

RESERVATIONS FROM & EXCEPTIONS TO CONVEYANCE & WARRANTY:

The following matters to the extent they validly exist and affect the Property, and all terms, conditions and purposes of the documents creating or offering evidence of such matters, including all rights pertinent thereto, which are incorporated and referenced herein for all purposes:

See Exhibit “B”

CONVEYANCE:

Grantor, for the consideration and subject to the reservations from and exceptions to conveyance and warranty, GRANTS, SELLS, and CONVEYS to Grantee the Property, together with all and singular the rights and appurtenances thereto in any way belonging, to have and hold it to Grantee, Grantee’s heirs, executors, administrators, successors, or assigns forever. Grantor binds Grantor and Grantor’s heirs, executors, administrators, successors, and assigns to WARRANT AND FOREVER DEFEND all and singular the Property to Grantee and Grantee’s heirs, executors, administrators, successors, and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor, but not otherwise, subject to the reservations from and exceptions to conveyance and warranty.

EXECUTED this              day of             , 2017

GRANTOR:

BHR GREENHOUSE REAL ESTATE, LLC

a Texas limited liability company

By:
Kirk Manz, Chief Financial Officer

ACKNOWLEDGEMENT

State of Tennessee	)
) ss.:
County of	)

On the              day of             in the year 2017 before me, the undersigned, personally appeared Kirk Manz, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public
My Commission expires:

Exhibit “A” to Texas Deed (Greenhouse)

Site 8, Block 1, a Revised Final Plat of portion of Block 1 out of Section 2, Second Revision Brookhollow/Arlington, Tarrant County, Texas, according to the plat recorded in Volume 388-122, page 11, Plat Records, Tarrant County, Texas.

Exhibit “A” to Texas Deed (Resolutions Arlington)

TRACT 1: (Fee Simple)

BEING LOT 17 OF WILLIAM O’NEAL ADDITION, AN ADDITION TO THE CITY OF ARLINGTON, TARRANT COUNTY, TEXAS, ACCORDING TO THE MAP THEREOF RECORDED IN VOLUME 388-190, PAGE 90, OF THE PLAT RECORDS OF TARRANT COUNTY, TEXAS.

SAVE AND EXCEPT:

SMALL TRIANGULAR TRACT AT SOUTHWESTERLY CORNER OF LOT 17 THAT IS SHOWN ON PLAT 388-190/90 AS RIGHT-OF-WAY DEDICATION TO THE CITY OF ARLINGTON.

SAVE AND EXCEPT:

BEING A 2.54 ACRE TRACT OF LAND SITUATED IN THE WILLIAM O’NEAL, ABSTRACT NO. 1190, TARRANT COUNTY, TEXAS, SAME BEING A PORTION OF LOT 17, WILLIAM O’NEAL ADDITION, AN ADDITION TO THE CITY OF ARLINGTON, TARRANT COUNTY, TEXAS, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 388-190, PAGE 90, OF THE PLAT RECORDS OF TARRANT COUNTY, TEXAS, SAME BEING A PORTION OF THAT CERTAIN TRACT OF LAND CONVEYED TO JIM SEHGAL & RITA SEHGAL, TRUSTEES OF THE SEHGAL REVOCABLE LIVING TRUST, BY DEED RECORDED IN INSTRUMENT NO. D205028887, OF THE DEED RECORDS OF TARRANT COUNTY, TEXAS, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A 1 INCH IRON ROD FOUND FOR CORNER, SAID POINT BEING THE NORTHWEST CORNER OF SAID LOT 17, SAME BEING THE NORTHWEST CORNER OF SAID 2.54 ACRE TRACT, SAME BEING THE SOUTHWEST CORNER OF LOT 1-B-R, BLOCK 2, OF WALNUT ADDITION, AN ADDITION TO THE CITY OF ARLINGTON, TARRANT COUNTY, TEXAS, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 388-98, PAGE 65, OF SAID PLAT RECORDS, SAME BEING IN THE EAST RIGHT-OF-WAY LINE OF WEST N’ WILD WAY (A VARIABLE WIDTH RIGHT-OF-WAY);

THENCE SOUTH 89 DEGREES 25 MINUTES 42 SECONDS EAST, ALONG THE COMMON NORTH LINE OF SAID LOT 17, THE NORTH LINE OF SAID 2.54 ACRE TRACT, AND THE SOUTH LINE OF SAID A LOT 1-B R, A DISTANCE OF 246.50 FEET TO A POINT FOR CORNER, SAID POINT BEING THE NORTHEAST CORNER OF SAID LOT 17, SAME BEING THE NORTHEAST CORNER OF SAID 2.54 ACRE TRACT, SAME BEING THE NORTHWEST CORNER OF LOT 20, OF WILLIAM O’NEAL ADDITION, AN ADDITION TO THE CITY OF ARLINGTON, TARRANT COUNTY, TEXAS, ACCORDING TO THE PLAT THEREOF RECORDED IN CABINET A, SLIDE 381, OF SAID PLAT RECORDS;

THENCE SOUTH 00 DEGREES 01 MINUTE 12 SECONDS WEST, ALONG THE COMMON EAST LINE OF SAID LOT 17, THE EAST LINE OF SAID 2.54 ACRE TRACT, AND THE WEST LINE OF SAID LOT 20, A DISTANCE OF 490.16 FEET TO A POINT FOR CORNER, SAID POINT BEING THE NORTHEAST CORNER OF A 2,253 SQUARE FOOT TRACT OF LAND DESCRIBED IN WATER SANITARY SEWER EASEMENT EXHIBIT BY GRAHAM ASSOCIATES, INC., PROJECT NO. 874-2423, DATED OCTOBER 2006, APPROVED BY CHARLES F. STARK, STATE OF TEXAS R.P.L.S. NO. 5084, SAME BEING THE SOUTHEAST CORNER OF SAID 2.54 ACRE TRACT;

THENCE NORTH 89 DEGREES 25 MINUTES 02 SECONDS WEST, ALONG THE COMMON SOUTH LINE OF SAID 2.54 ACRE TRACT, AND THE NORTH LINE OF SAID EASEMENT, SAME BEING THROUGH THE INTERIOR OF SAID LOT 17, A DISTANCE OF 131.50 FEET TO A POINT

FOR CORNER, SAID POINT BEING THE MOST SOUTHERLY SOUTHWEST CORNER OF SAID 2.54 ACRE TRACT, SAME BEING THE NORTHWEST CORNER OF SAID EASEMENT, SAME BEING IN A NON-TANGENT CURVE TO THE RIGHT HAVING A RADIUS OF 365.00 FEET, AND A DELTA ANGLE OF 05 DEGREES 37 MINUTES 30 SECONDS, SAME BEING IN THE EAST RIGHT OF-WAY LINE OF SAID WEST N’ WILD WAY.

THENCE IN A NORTHWESTERLY DIRECTION, ALONG SAID EAST RIGHT-OF-WAY LINE, THE WEST LINE OF SAID 2.54 ACRE TRACT, THE WEST LINE OF SAID LOT 17, AND ALONG SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 35.83 FEET, AND A CHORD BEARING AND DISTANCE OF NORTH 51 DEGREES 08 MINUTES 33 SECONDS WEST, 35.82 FEET TO A CUT “X” IN CONCRETE SET FOR CORNER, SAID POINT BEING ON ANGLE POINT IN THE WEST LINE OF SAID LOT 17, AND SAID 2.54 ACRE TRACT;

THENCE NORTH 26 DEGREES 07 MINUTES 17 SECONDS WEST, ALONG THE COMMON WEST LINE OF SAID LOT 17 AND SAID 2.54 ACRE TRACT, AND SAID EAST RIGHT-OF-WAY LINE, A DISTANCE OF 194.56 FEET TO A 3/8 INCH IRON ROD FOUND FOR CORNER, SAID POINT BEING ON ANGLE POINT IN THE WEST LINE OF SAID LOT 17, AND SAID 2.54 ACRE TRACT;

THENCE NORTH 00 DEGREES 20 MINUTES 42 SECONDS WEST, ALONG THE COMMON WEST LINE OF SAID LOT 17, AND SAID EAST RIGHT-OF-WAY LINE, A DISTANCE OF 294.94 FEET TO THE POINT OF BEGINNING AND CONTAINING 110.719 SQUARE FEET OR 2.54 ACRES OF COMPUTED LAND.

SAVE AND EXCEPT:

BEING A 891 SQUARE FEET ACRE TRACT OF LAND, MORE OR LESS, SITUATED IN THE COUNTY OF TARRANT STATE OF TEXAS, BEING OUT OF THE WILLIAM O’NEAL SURVEY, ABSTRACT NO. 1190, TARRANT COUNTY, TEXAS, BEING OUT OF THE WILLIAM O’NEAL ADDITION, AS RECORDED IN VOLUME 388-190, PAGE 90, PLAT RECORDS, TARRANT COUNTY, TEXAS, BEING A PORTION OF LOT 17 AS CONVEYED BY ARLINGTON ACCOMMODATION L.P. TO JAY SEHGAL AND RITA SEHGAL TRUSTEES OF THE SEHGAL REVOCABLE LIVING TRUST BY DEED DATED JANUARY 31, 2005 AND RECORDED IN CLERKS RECORDS D205028887, DEED RECORDS, TARRANT COUNTY, TEXAS, WHICH 0.020 ACRE TRACT OF LAND, MORE OR LESS, IS MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A  1⁄2 INCH IRON ROD FOR CORNER SAID POINT BEING THE SOUTHEAST CORNER OF SAID LOT 17 AND BEING THE SOUTHWEST CORNER OF LOT 20 OF THE ERNESTO ROIS-MENDEZ TRACT, A RECORDED IN CLERKS RECORDS D205135730, DEED RECORDS, TARRANT COUNTY, TEXAS, ALSO BEING IN THE EXISTING NORTH RIGHT-OF-WAY LINE OF I.H. 30 (A VARIABLE WIDTH R.O.W.), SAID BEGINNING POINT ALSO BEING 239.79 FEET NORTH OF AND AT RIGHT ANGLES TO PROPOSED CENTERLINE SURVEY STATION 708+54.70 OF I.H. 30 (A VARIABLE WIDTH R.O.W.);

THENCE SOUTH 89 DEGREES 50 MINUTES 37 SECONDS WEST, ALONG SAID NORTH RIGHT-OF-WAY LINE, FOR A DISTANCE OF 0.29 FEET TO A POINT FOR CORNER;

THENCE NORTH 75 DEGREES 16 MINUTES 36 SECONDS WEST, CONTINUING ALONG SAID NORTH RIGHT-OF-WAY LINE, FOR A DISTANCE OF 83.34 FEET TO A SET TXDOT TYPE II ROW MONUMENT FOR CORNER;

THENCE NORTH 89 DEGREES 25 MINUTES 02 SECONDS EAST, LEAVING SAID NORTH RIGHT-OF-WAY LINE, FOR A DISTANCE OF 80.70 FEET TO A SET TXDOT 5/8 INCH IRON ROD FOR CORNER;

THENCE SOUTH 00 DEGREES 31 MINUTES 06 SECONDS EAST, FOR A DISTANCE OF 22.00 FEET TO THE POINT OF BEGINNING.

TRACT 2: (Fee Simple)

BEING a 2.54 acre tract of land situated in the WILLIAM O’NEAL, ABSTRACT NO. 1190, Tarrant County, Texas, same being a portion of Lot 17, William O’Neal Addition, an Addition to the City of Arlington, Tarrant County, Texas, according to the plat thereof recorded in Volume 388-190, Page 90, of the Plat Records of Tarrant County, Texas, same being a portion of that certain tract of land conveyed to Jim Sehgal & Rita Sehgal, Trustees of the Sehgal Revocable Living Trust, by Deed recorded in Instrument No. D205028887, of the Deed Records of Tarrant County, Texas, and being more particularly described as follows:

BEGINNING at a 1 inch iron rod found for corner, said point being the Northwest corner of said Lot 17, same being the Northwest corner of said 2.54 acre tract, same being the Southwest corner of Lot 1-B-R, Block 2, of Walnut Addition, an addition to the City of Arlington, Tarrant County, Texas, according to the plat thereof recorded in Volume 388-98, Page 65, of said Plat Records, same being in the East right-of-way line of West N’ Wild Way (a variable width right-of-way);

THENCE South 89 degrees 25 minutes 42 seconds East, along the common North line of said Lot 17, the North line of said 2.54 acre tract, and the South line of said a Lot 1-B-R, a distance of 246.50 feet to a point for corner, said point being the Northeast corner of said Lot 17, same being the Northeast corner of said 2.54 acre tract, same being the Northwest corner of Lot 20, of William O’Neal Addition, an addition to the City of Arlington, Tarrant County, Texas, according to the plat thereof recorded in Cabinet A, Slide 381, of said Plat Records;

THENCE South 00 degrees 01 minute 12 seconds West, along the common East line of said Lot 17, the East line of said 2.54 acre tract, and the West line of said Lot 20, a distance of 490.16 feet to a point for corner, said point being the Northeast corner of a 2,253 square foot tract of land described in Water Sanitary Sewer Easement Exhibit by Graham Associates, Inc. Project No. 874-2423, dated October 2006, approved by Charles F. Stark, State of Texas R.P.L.S. No. 5084, same being the Southeast corner of said 2.54 acre tract;

THENCE North 89 degrees 25 minutes 02 seconds West, along the common South line of said 2.54 acre tract, and the North line of said easement, same being through the interior of said Lot 17, a distance of 131.50 feet to a point for corner, said point being the most southerly Southwest corner of said 2.54 acre tract, same being the northwest corner of said easement, same being in a non-tangent curve to the right having a radius of 365.00 feet, and a delta angle of 05 degrees 37 minutes 30 seconds, same being in the East right-of-way line of said West N’ Wild Way;

THENCE in a northwesterly direction, along said East right-of-way line, the West line of said 2.54 acre tract, the West line of said Lot 17, and along said curve to the right, an arc distance of 35.83 feet, and a chord bearing and distance of North 51 degrees 08 minutes 33 seconds West, 35.82 feet to a cut “X” in concrete set for corner, said point being on angle point in the West line of said Lot 17, and said 2.54 acre tract;

THENCE North 26 degrees 07 minutes 17 seconds West, along the common West line of said Lot 17 and said 2.54 acre tract, and said East right-of-way line, a distance of 194.56 feet to a 3/8 inch iron rod found for corner, said point being on angle point in the West line of said Lot 17, and said 2.54 acre tract;

THENCE North 00 degrees 20 minutes 42 seconds West, along the common West line of said Lot 17, and said East right-of-way line, a distance of 294.94 feet to the POINT OF BEGINNING and containing 110.719 square feet or 2.54 acres of computed land.

Exhibit “B” to Texas Deed (Greenhouse)

1.	Real Estate taxes for 2017 and subsequent years.

2.	All leases, grants, exceptions or reservations of coal, lignite, oil, gas and other minerals, together with all rights, privileges and immunities relating thereto.

3.	Terms and conditions of Ordinance No. 71-100, entitled Airport Zoning Ordinance of the Dallas-Fort Worth Regional Airport, filed 09/01/1982, recorded in Volume 7349, Page 1106, Real Property Records, Tarrant County, Texas.

4.	Easement granted by Brookhollow/Arlington, Inc., to Texas Electric Service Company, filed 01/21/1975, recorded in Volume 5766, Page 103, Real Property Records, Tarrant County, Texas.

5.	Easement granted by Pharm Assist, a division of Synergex Corp., to Texas Electric Service Company, filed 01/28/1980, recorded in Volume 6879, Page 1203, Real Property Records, Tarrant County, Texas.

6.	5’ easement as reserved in General Warranty Deed from Brookhollow/Arlington, Inc., to Pharm- Assist, a division of Synergex Corp., filed 09/13/1979, recorded in Volume 6806, Page 280, Real Property Records, Tarrant County, Texas.

7.	Mineral estate and interest in coal, lignite oil, gas and other minerals together with all rights, privileges and immunities thereto described in instrument filed 09/13/1979, recorded in Volume 6806, Page 280, Real Property Records, Tarrant County, Texas. Company makes no representation as to the present ownership of any such interests.

8.	Mineral lease, together with all rights, privileges and immunities incident thereto, to Newark Energy, LLC, from Brookhollow Corporation, as evidenced by Memorandum of Oil and Gas Lease, filed 03/14/2011, recorded cc# D211059821, Real Property Records, Tarrant County, Texas. As affected by First Amendment filed 05/31/2012, recorded cc# D212130098, Real Property Records, Tarrant County, Texas. As affected by Second Amendment filed 08/12/2014, recorded in cc# D21473390, Real Property Records, Tarrant County, Texas.

9.	The following easements and/or building lines, as shown on plat recorded in Volume 388-122, Page 11, Plat Records, Tarrant County, Texas:

10’ utility easement;

5’ utility easement;

visibility triangle;

40’ building setback line;

32’ building setback line.

Exhibit “B” to Texas Deed (Resolutions Arlington)

1.	Real Estate taxes for 2017 and subsequent years.

2.	Terms, provisions, and conditions contained in Mutual Covenant to Maintain Private Water Lines, dated January 05, 1985, filed January 13, 1986, recorded in Volume 8426, Page 1247, Real Property Records, Tarrant County, Texas.

3.	The following easements and/or building lines, as shown on plat recorded in Volume 388-190, Page 90, Map Records, Tarrant County, Texas:

10’ building line along the West, Southwest and South lot lines.

4.	Certificate of Assessment, executed by Arlington Entertainment Area Management District, dated March 26, 2009, filed March 31, 2009, recorded in County Clerk’s File No. D209084221, Real Property Records, Tarrant County, Texas.

5.	Inclusion within The Arlington Entertainment Area Management District.

6.	Subject property abuts a non-access or a limited-access road, highway or freeway.

7.	All leases, grants, exceptions or reservations of coal, lignite, oil, gas and other minerals, together with all rights, privileges, and immunities relating thereto.

8.	Easement granted by Lexington-Arlington Partnership to Texas Utilities Electric Company, dated 11/26/1985, filed 01/03/1986, recorded in Volume 8416, Page 2193, Real Property Records, Tarrant County, Texas. (Affects Tract II only)

9.	50’ easement across the Northern portion of subject property as evidenced by instruments filed 05/24/1973, recorded in Volume 5456, Page 736, and filed 03/17/1983, recorded in Volume 7467, Page 1417, Real Property Records, Tarrant County, Texas. (Affects Tract II only)

EXHIBIT C-2

FORM OF NEVADA DEED

APN:	162-14-512-036 (Desert Hope)
162-14-512-010 (Desert Hope)
139-27-603-030 (Resolutions Las Vegas)

File No.:
R.P.T.T.:	$

Mail tax bill to and

when recorded mail to:

MedEquities Realty Trust, Inc.

3100 West End Avenue, Suite 1000

Nashville, TN 37203

Attn: William C. Harlan, President

GRANT, BARGAIN AND SALE DEED

FOR VALUABLE CONSIDERATION, the receipt of which his hereby acknowledged, CONCORDE REAL ESTATE, LLC, a Nevada limited liability company, does hereby grant, bargain, sell and convey to MRT of Nevada – ATF, LLC, a Delaware limited liability company, all that real property situated in the County of Clark, State of Nevada, bounded and described as follows:

SEE LEGAL DESCRIPTION ATTACHED HERETO

AS EXHIBIT “A” AND MADE A PART HEREOF

SUBJECT TO:

1.	All general and special taxes for the current fiscal year; and

2.	Those conditions, covenants, restrictions, reservations, rights, rights of way and easements more particularly described in EXHIBIT B attached hereto and incorporated herein.

TOGETHER WITH all tenements, hereditaments and appurtenances, including easements and water rights, if any, thereto belonging or appertaining, and any reversions, remainders, rents, issues or profits thereof.

IN WITNESS WHEREOF, this instrument has been executed this          day of             , 2017.

CONCORDE REAL ESTATE, LLC

a Nevada limited liability company

By:
Kirk Manz, Chief Financial Officer

State of Tennessee	)
) ss.:
County of	)

On the          day of             in the year 2017 before me, the undersigned, personally appeared Kirk Manz, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public
My Commission expires:

EXHIBIT “A” to Nevada Deed (Desert Hope)

PARCEL I:

LOT THIRTY-SEVEN (37) IN BLOCK TEN (10) OF PARADISE PALMS SUBDIVISION UNIT NO. 7, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 6 OF PLATS, PAGE 86, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

PARCEL II:

LOT THIRTY-EIGHT (38) AND THE NORTH HALF (N  1⁄2) OF LOT THIRTY-NINE (39) IN BLOCK TEN (10) OF PARADISE PALMS SUBDIVISION UNIT NO. 7 AS SHOWN BY MAP THEREOF ON FILE IN BOOK 6 OF PLATS, PAGE 86, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

EXHIBIT “A” to Nevada Deed (Resolutions Las Vegas)

The land referred to in this Commitment is situated in the City of Las Vegas, County of Clark, State of Nevada, and is described as follows:

A PORTION OF THE SOUTH HALF (S 1/2) OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 27, TOWNSHIP 20 SOUTH, RANGE 61 EAST, M.D.B.&M., CLARK COUNTY, NEVADA, BEING DESCRIBED AS FOLLOWS:

LOT 1 AS SHOWN BY MAP THEREOF IN FILE 121 OF PARCEL MAPS, PAGE 87 IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA

EXHIBIT “B” to Nevada Deed (Desert Hope)

1.	Real estate taxes and assessments for the fiscal year July 1, 2017 through June 30, 2018

2.	All applicable laws, statutes, ordinances, rules, regulations, including without limitation, all zoning laws;

3.	Water rights, claims or title to water, whether or not shown by the public records.

4.	Reservations and provisions as contained in the Patent from the State of Nevada, recorded April 16, 1929, in Book 14 of Deeds, Page 278, as Instrument No. 31304. (Affects all parcels)

5.	Easements as shown and/or dedicated upon the final map of Paradise Palms Unit 7, on file in Book 6 of plats, Page 86 , of Official Records.

6.	Covenants, conditions, restrictions, easements, assessments, liens, charges, terms and provisions in the document recorded February 19, 1962 in Book 343 as Instrument No. 277456 of Official Records.

7.	Document(s) declaring modifications thereof recorded April 16, 1962 in Book 354 as Instrument No. 285819 of Official Records. (Affects all parcels)

8.	Covenants, conditions, restrictions, easements, assessments, liens, charges, terms and provisions in the document recorded April 26, 1963 in Book 440 as Instrument No. 355093 of Official Records.

9.	Document(s) declaring modifications thereof recorded May 14, 1963 in Book 444 as Instrument No. 358359 of Official Records.

10.	Document(s) declaring modifications thereof recorded February 19, 1970 in Book 12 as Instrument No. 9185 of Official Records. (Affects all parcels)

11.	Map purporting to show the land and other property, filed in File 79, Page 98 of Record of Surveys. (Affects Parcel II)

12.	Covenants, conditions, and restrictions in a Quitclaim Deed recorded May 10, 2000, in Book 20000510 as Instrument No. 00538 of Official Records. (Affects Parcel I)

13.	Covenants, conditions, and restrictions in a Quitclaim Deed recorded May 10, 2000, in Book 20000510 as Instrument No. 00539 of Official Records. (Affects Parcel II)

14.	Easement for Owner’s Certificate and Grant of Easement and incidental purposes in the document recorded May 10, 2000 in Book 20000510 as Instrument No. 00540 of Official Records. (Affects all parcels)

15.	Easement for Owner’s Certificate and Grant of Easement and incidental purposes in the document recorded May 10, 2000 in Book 20000510 as Instrument No. 00548 of Official Records. (Affects all parcels)

16.	Pedestrian Access Agreement recorded June 9, 2000 in Book 20000609 as Instrument No. 00850 of Official Records. (Affects all parcels)

17.	Easement and right-of-way for the construction, operation, maintenance, repair, renewal, reconstruction, and removal of pipelines for conducting water with the right of ingress and egress, as conveyed to Las Vegas Valley Water District, a quasi-municipal corporation, by an instrument recorded August 10, 2000, in Book 20000810 as Instrument No. 01027 of Official Records, over a portion of the land. (Affects Parcel I)

18.	Easement for public utilities and incidental purposes in the document recorded August 25, 2000 in Book 20000825 as Instrument No. 01598 of Official Records. (Affects Parcel II)

19.	Matters disclosed by an ALTA/NSPS survey made by Commercial Due Diligence Services on June 19, 2017, designated Job No. 17-05-0047.

EXHIBIT “B” to Nevada Deed (Resolutions Las Vegas)

1.	Real estate taxes and assessments for the fiscal year July 1, 2017 through June 30, 2018

2.	All applicable laws, statutes, ordinances, rules, regulations, including without limitation, all zoning laws;

3.	Water rights, claims or title to water, whether or not shown by the public records.

4.	Reservations and provisions as contained in the Patent from the State of Nevada, recorded November 30, 1902, in Book 3F, Page 265 of Miscellaneous Records.

5.	Reservations and provisions as contained in the Patent from the State of Nevada, recorded May 26, 1927, in Book 12 of Deeds, Page 270, as Instrument No. 26206 of Official Records.

6.	Easement for public utilities and incidental purposes in the document recorded April 01, 1955 in Book 48 as Instrument No. 41751 of Official Records.

7.	Easements as shown and/or dedicated upon the parcel map, recorded in File 37, Page 92 of Parcel Maps.

8.	Easement for public utilities and incidental purposes in the document recorded January 08, 1986 in Book 860108 as Instrument No. 00553 of Official Records.

9.	Easement and right-of-way for the construction, operation, maintenance, repair, renewal, reconstruction, and removal of pipelines for conducting water with the right of ingress and egress, as conveyed to Las Vegas Valley Water District, a quasi-municipal corporation, by an instrument recorded October 03, 1988, in Book 881003 as Instrument No. 00517 of Official Records, over a portion of the land.

10.	Easement for public utilities and incidental purposes in the document recorded October 12, 2016 in Book 20161012 as Instrument No. 02210 of Official Records.

11.	Covenants, conditions, and restrictions in a City of Las Vegas Notice of Zoning Action recorded November 21, 2016, in Book 20161121 as Instrument No. 00552 of Official Records.

12.	Provisions, recited on the Dedication Statement on the parcel map recorded December 22, 2016 in Book 20161222 as Instrument No. 02769 of Official Records, in File 121, Page 87 of Parcel Maps.

13.	Easements as shown and/or dedicated upon the parcel map, recorded in File 121, Page 87 of Parcel Maps.

14.	Terms and provisions contained in the document entitled “Right-of-Way Landscaping Encroachment License Agreement” recorded April 18, 2017 in Book 20170418 as Instrument No. 01494 of Official Records.

15.	Easement and right-of-way for the construction, operation, maintenance, repair, renewal, reconstruction, and removal of pipelines for conducting water with the right of ingress and egress, as conveyed to Las Vegas Valley Water District, a quasi-municipal corporation, by an instrument recorded May 10, 2017, in Book 20170510 as Instrument No. 01291 of Official Records, over a portion of the land.

16.	Matters disclosed by an ALTA/NSPS survey made by Commercial Due Diligence Services on June 20, 2017, designated Job No. 17-05-0047:001.

EXHIBIT D

BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT

THE STATE OF TENNESSEE	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF ROBERTSON	§

That concurrently with the execution and delivery hereof, Concorde Real Estate, LLC, a Nevada limited liability company (“Concorde”), and BHR Greenhouse Real Estate, LLC, a Texas limited liability company (“Greenhouse”, together with Concorde, the “Assignor”), is conveying to MRT of Nevada - ATF, LLC, a Delaware limited liability company (“MRT Nevada”) and MRT of Texas—ATF, LLC, a Delaware limited liability company (“MRT Texas”; together with MRT Nevada, the “Assignee”), by Deed (the “Deed”), those certain tracts of land more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the “Property”). Unless otherwise defined herein, all initially capitalized terms shall have the respective meanings ascribed to such terms in that certain Purchase and Sale Agreement, dated July 31, 2017 (the “Purchase Agreement”), by and between Assignor and Assignee (as successor by assignment from MedEquities Realty Operating Partnership, LP, a Delaware limited partnership) with respect to the conveyance of the Property.

Assignor hereby assigns, transfers and conveys to Assignee all Improvements and Intangible Property (collectively, the “Assigned Properties”).

NOW, THEREFORE, in consideration of the receipt of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor does hereby BARGAIN, ASSIGN, TRANSFER, SET OVER, CONVEY and DELIVER to Assignee, its successors, legal representatives and assigns, all of the Assigned Properties, with the express intention that all of the Assigned Property associated with the Desert Hope Facility and the Resolutions LV Facility are conveyed to MRT Nevada and all of the Assigned Property associated with the Greenhouse Facility and the Resolutions Arlington Facility are conveyed to MRT Texas.

TO HAVE AND TO HOLD the Assigned Properties, together with any and all rights and appurtenance thereto in anywise belonging to Assignor unto Assignee, its successors and assigns FOREVER, and Assignor does hereby bind itself and its successors to WARRANT AND FOREVER DEFEND all and singular Assigned Properties unto Assignee, its successors and assigns, against every person lawfully claiming or to claim the same or any part thereof by, through or under Assignor, but not otherwise (it being the with the express intention that all of the Assigned Property associated with the Desert Hope Facility and the Resolutions LV Facility are conveyed to MRT Nevada and all of the Assigned Property associated with the Greenhouse Facility and the Resolutions Arlington Facility are conveyed to MRT Texas).

Assignor indemnifies Assignee from any claims applicable to the Assigned Properties with respect to the period prior to the date hereof. Assignee hereby agrees to indemnify, save and hold harmless Assignor from and against any and all losses, liabilities, claims, or causes of action (including reasonable attorneys’ fees) arising or accruing with respect to the Assigned Properties on or after the date hereof.

ASSIGNEE ACKNOWLEDGES THAT ASSIGNOR, TO THE EXTENT ASSIGNABLE, IS TRANSFERRING, CONVEYING AND ASSIGNING AND ASSIGNEE IS ACQUIRING SUCH ASSIGNED PROPERTIES ON AN “AS IS WITH ALL FAULTS” BASIS AND THAT OTHER THAN ANY REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, ASSIGNEE IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM ASSIGNOR, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING SUCH PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO TITLE OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EXCEPT THAT ASSIGNOR OWNS THE ASSIGNED PROPERTIES FREE AND CLEAR OF ANY LIENS.

[Signature Page Follows]

IN WITNESS WHEREOF, the Assignor has executed this instrument as of the 9th day of August, 2017.

ASSIGNOR:

CONCORDE REAL ESTATE LLC, a Nevada limited liability company

By:
Kirk Manz, Chief Financial Officer

BHR GREENHOUSE REAL ESTATE, LLC, a Texas limited liability company

By:
Kirk Manz, Chief Financial Officer

ASSIGNEE:

MRT OF NEVADA - ATF, LLC, a Delaware limited liability company

By:
Jeffery C. Walraven, its Chief Financial Officer

MRT OF TEXAS - ATF, LLC, a Delaware limited liability company

By:
Jeffery C. Walraven, its Chief Financial Officer

EXHIBIT A TO BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT

Real Property Description

Resolutions LV Facility—1000 N Main Street, Las Vegas

That portion of the South half (S 1/2) of the Northeast Quarter (NE 1/4) of Section 27, Township 20 South, Range 61 East, M.D.B.&M., Clark County, Nevada, described as follows:

Lot 1 as shown by map thereof in File 121 of Parcel Maps, Page 87 in the Office of the County Recorder, Clark County, Nevada.

Desert Hope Facility—3441 S. Eastern Avenue, Las Vegas

Parcel I:

Lot Thirty-Seven (37) in Block Ten (10) of Paradise Palms Subdivision Unit No. 7, as shown by map thereof on file in Book 6 of Plats, Page 86, in the Office of the County Recorder of Clark County, Nevada.

Parcel II:

Lot Thirty-Eight (38) and the North Half (N  1⁄2) of Lot Thirty-Nine (39) in Block Ten (10) of Paradise Palms Subdivision Unit No. 7 as shown by map thereof on File in Book 6 of Plats, Page 86, in the Office of the County Recorder of Clark County, Nevada.

Greenhouse Facility—2301 Avenue J, Arlington

Site 8, Block 1, a Revised Final Plat of portion of Block 1 out of Section 2, Second Revision Brookhollow/Arlington, Tarrant County, Texas, according to the Plat recorded in Volume 388-122, Page 11, Plat Records, Tarrant County, Texas.

Resolutions Arlington Facility—1075 Wet N Wild Way, Arlington

TRACT I:

BEING LOT 17 OF WILLIAM O’NEAL ADDITION, AN ADDITION TO THE CITY OF ARLINGTON, TARRANT COUNTY, TEXAS, ACCORDING TO THE MAP THEREOF RECORDED IN VOLUME 388-190, PAGE 90, OF THE PLAT RECORDS OF TARRANT COUNTY, TEXAS.

SAVE AND EXCEPT:

SMALL TRIANGULAR TRACT AT SOUTHWESTERLY CORNER OF LOT 17 THAT IS SHOWN ON PLAT 388-190/90 AS RIGHT-OF-WAY DEDICATION TO THE CITY OF ARLINGTON.

SAVE AND EXCEPT:

BEING A 2.54 ACRE TRACT OF LAND SITUATED IN THE WILLIAM O’NEAL, ABSTRACT NO. 1190, TARRANT COUNTY, TEXAS, SAME BEING A PORTION OF LOT 17, WILLIAM O’NEAL ADDITION, AN ADDITION TO THE CITY OF ARLINGTON, TARRANT COUNTY, TEXAS, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 388-190, PAGE 90, OF THE PLAT RECORDS OF TARRANT COUNTY, TEXAS, SAME BEING A PORTION OF THAT CERTAIN TRACT OF LAND CONVEYED TO JIM SEHGAL & RITA SEHGAL, TRUSTEES OF THE SEHGAL REVOCABLE LIVING TRUST, BY DEED RECORDED IN INSTRUMENT NO. D205028887, OF THE DEED RECORDS OF TARRANT COUNTY, TEXAS, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A 1 INCH IRON ROD FOUND FOR CORNER, SAID POINT BEING THE NORTHWEST CORNER OF SAID LOT 17, SAME BEING THE NORTHWEST CORNER OF SAID 2.54 ACRE TRACT, SAME BEING THE SOUTHWEST CORNER OF LOT 1-B-R, BLOCK 2, OF WALNUT ADDITION, AN ADDITION TO THE CITY OF ARLINGTON, TARRANT COUNTY, TEXAS, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 388-98, PAGE 65, OF SAID PLAT RECORDS, SAME BEING IN THE EAST RIGHT-OF-WAY LINE OF WEST N’ WILD WAY (A VARIABLE WIDTH RIGHT-OF-WAY);

THENCE SOUTH 89 DEGREES 25 MINUTES 42 SECONDS EAST, ALONG THE COMMON NORTH LINE OF SAID LOT 17, THE NORTH LINE OF SAID 2.54 ACRE TRACT, AND THE SOUTH LINE OF SAID A LOT 1-B R, A DISTANCE OF 246.50 FEET TO A POINT FOR CORNER, SAID POINT BEING THE NORTHEAST CORNER OF SAID LOT 17, SAME BEING THE NORTHEAST CORNER OF SAID 2.54 ACRE TRACT, SAME BEING THE NORTHWEST CORNER OF LOT 20, OF WILLIAM O’NEAL ADDITION, AN ADDITION TO THE CITY OF ARLINGTON, TARRANT COUNTY, TEXAS, ACCORDING TO THE PLAT THEREOF RECORDED IN CABINET A, SLIDE 381, OF SAID PLAT RECORDS;

THENCE SOUTH 00 DEGREES 01 MINUTE 12 SECONDS WEST, ALONG THE COMMON EAST LINE OF SAID LOT 17, THE EAST LINE OF SAID 2.54 ACRE TRACT, AND THE WEST LINE OF SAID LOT 20, A DISTANCE OF 490.16 FEET TO A POINT FOR CORNER, SAID POINT BEING THE NORTHEAST CORNER OF A 2,253 SQUARE FOOT TRACT OF LAND DESCRIBED IN WATER SANITARY SEWER EASEMENT EXHIBIT BY GRAHAM ASSOCIATES, INC., PROJECT NO. 874-2423, DATED OCTOBER 2006, APPROVED BY CHARLES F. STARK, STATE OF TEXAS R.P.L.S. NO. 5084, SAME BEING THE SOUTHEAST CORNER OF SAID 2.54 ACRE TRACT;

THENCE NORTH 89 DEGREES 25 MINUTES 02 SECONDS WEST, ALONG THE COMMON SOUTH LINE OF SAID 2.54 ACRE TRACT, AND THE NORTH LINE OF SAID EASEMENT, SAME BEING THROUGH THE INTERIOR OF SAID LOT 17, A DISTANCE OF 131.50 FEET TO A POINT FOR CORNER, SAID POINT BEING THE MOST SOUTHERLY SOUTHWEST CORNER OF SAID 2.54 ACRE TRACT, SAME BEING THE NORTHWEST CORNER OF SAID EASEMENT, SAME BEING IN A NON-TANGENT CURVE TO THE RIGHT HAVING A RADIUS OF 365.00 FEET, AND A DELTA ANGLE OF 05 DEGREES 37 MINUTES 30 SECONDS, SAME BEING IN THE EAST RIGHT OF-WAY LINE OF SAID WEST N’ WILD WAY.

THENCE IN A NORTHWESTERLY DIRECTION, ALONG SAID EAST RIGHT-OF-WAY LINE, THE WEST LINE OF SAID 2.54 ACRE TRACT, THE WEST LINE OF SAID LOT 17, AND ALONG SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 35.83 FEET, AND A CHORD BEARING AND DISTANCE OF NORTH 51 DEGREES 08 MINUTES 33 SECONDS WEST, 35.82 FEET TO A CUT “X” IN CONCRETE SET FOR CORNER, SAID POINT BEING ON ANGLE POINT IN THE WEST LINE OF SAID LOT 17, AND SAID 2.54 ACRE TRACT;

THENCE NORTH 26 DEGREES 07 MINUTES 17 SECONDS WEST, ALONG THE COMMON WEST LINE OF SAID LOT 17 AND SAID 2.54 ACRE TRACT, AND SAID EAST RIGHT-OF-WAY LINE, A DISTANCE OF 194.56 FEET TO A 3/8 INCH IRON ROD FOUND FOR CORNER, SAID POINT BEING ON ANGLE POINT IN THE WEST LINE OF SAID LOT 17, AND SAID 2.54 ACRE TRACT;

THENCE NORTH 00 DEGREES 20 MINUTES 42 SECONDS WEST, ALONG THE COMMON WEST LINE OF SAID LOT 17, AND SAID EAST RIGHT-OF-WAY LINE, A DISTANCE OF 294.94 FEET TO THE POINT OF BEGINNING AND CONTAINING 110.719 SQUARE FEET OR 2.54 ACRES OF COMPUTED LAND.

SAVE AND EXCEPT:

BEING A 891 SQUARE FEET ACRE TRACT OF LAND, MORE OR LESS, SITUATED IN THE COUNTY OF TARRANT STATE OF TEXAS, BEING OUT OF THE WILLIAM O’NEAL SURVEY, ABSTRACT NO. 1190, TARRANT COUNTY, TEXAS, BEING OUT OF THE WILLIAM O’NEAL ADDITION, AS RECORDED IN VOLUME 388-190, PAGE 90, PLAT RECORDS, TARRANT COUNTY, TEXAS, BEING A PORTION OF LOT 17 AS CONVEYED BY ARLINGTON ACCOMMODATION L.P. TO JAY SEHGAL AND RITA SEHGAL TRUSTEES OF THE SEHGAL REVOCABLE LIVING TRUST BY DEED DATED JANUARY 31, 2005 AND RECORDED IN CLERKS RECORDS D205028887, DEED RECORDS, TARRANT COUNTY, TEXAS, WHICH 0.020 ACRE TRACT OF LAND, MORE OR LESS, IS MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A  1⁄2 INCH IRON ROD FOR CORNER SAID POINT BEING THE SOUTHEAST CORNER OF SAID LOT 17 AND BEING THE SOUTHWEST CORNER OF LOT 20 OF THE ERNESTO ROIS-MENDEZ TRACT, A RECORDED IN CLERKS RECORDS D205135730, DEED RECORDS, TARRANT COUNTY, TEXAS, ALSO BEING IN THE EXISTING NORTH RIGHT-OF-WAY LINE OF I.H. 30 (A VARIABLE WIDTH R.O.W.), SAID BEGINNING POINT ALSO BEING 239.79 FEET NORTH OF AND AT RIGHT ANGLES TO PROPOSED CENTERLINE SURVEY STATION 708+54.70 OF I.H. 30 (A VARIABLE WIDTH R.O.W.);

THENCE SOUTH 89 DEGREES 50 MINUTES 37 SECONDS WEST, ALONG SAID NORTH RIGHT-OF-WAY LINE, FOR A DISTANCE OF 0.29 FEET TO A POINT FOR CORNER;

THENCE NORTH 75 DEGREES 16 MINUTES 36 SECONDS WEST, CONTINUING ALONG SAID NORTH RIGHT-OF-WAY LINE, FOR A DISTANCE OF 83.34 FEET TO A SET TXDOT TYPE II ROW MONUMENT FOR CORNER;

THENCE NORTH 89 DEGREES 25 MINUTES 02 SECONDS EAST, LEAVING SAID NORTH RIGHT-OF-WAY LINE, FOR A DISTANCE OF 80.70 FEET TO A SET TXDOT 5/8 INCH IRON ROD FOR CORNER;

THENCE SOUTH 00 DEGREES 31 MINUTES 06 SECONDS EAST, FOR A DISTANCE OF 22.00 FEET TO THE POINT OF BEGINNING.

TRACT II:

BEING A 2.54 ACRE TRACT OF LAND SITUATED IN THE WILLIAM O’NEAL, ABSTRACT NO. 1190, TARRANT COUNTY, TEXAS, SAME BEING A PORTION OF LOT 17, WILLIAM O’NEAL ADDITION, AN ADDITION TO THE CITY OF ARLINGTON, TARRANT COUNTY, TEXAS, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 388-190, PAGE 90, OF THE PLAT RECORDS OF TARRANT COUNTY, TEXAS, SAME BEING A PORTION OF THAT CERTAIN TRACT OF LAND CONVEYED TO JIM SEHGAL & RITA SEHGAL, TRUSTEES OF THE SEHGAL REVOCABLE LIVING TRUST, BY DEED RECORDED IN INSTRUMENT NO. D205028887, OF THE DEED RECORDS OF TARRANT COUNTY, TEXAS, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A 1 INCH IRON ROD FOUND FOR CORNER, SAID POINT BEING THE NORTHWEST CORNER OF SAID LOT 17, SAME BEING THE NORTHWEST CORNER OF SAID 2.54 ACRE TRACT, SAME BEING THE SOUTHWEST CORNER OF LOT 1-B-R, BLOCK 2, OF WALNUT ADDITION, AN ADDITION TO THE CITY OF ARLINGTON, TARRANT COUNTY, TEXAS, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 388-98, PAGE 65, OF SAID PLAT RECORDS, SAME BEING IN THE EAST RIGHT-OF-WAY LINE OF WEST N’ WILD WAY (A VARIABLE WIDTH RIGHT-OF-WAY);

THENCE SOUTH 89 DEGREES 25 MINUTES 42 SECONDS EAST, ALONG THE COMMON NORTH LINE OF SAID LOT 17, THE NORTH LINE OF SAID 2.54 ACRE TRACT, AND THE SOUTH LINE OF SAID A LOT 1-B R, A DISTANCE OF 246.50 FEET TO A POINT FOR CORNER, SAID POINT BEING THE NORTHEAST CORNER OF SAID LOT 17, SAME BEING THE NORTHEAST CORNER OF SAID 2.54 ACRE TRACT, SAME BEING THE NORTHWEST CORNER OF LOT 20, OF WILLIAM O’NEAL ADDITION, AN ADDITION TO THE CITY OF ARLINGTON, TARRANT COUNTY, TEXAS, ACCORDING TO THE PLAT THEREOF RECORDED IN CABINET A, SLIDE 381, OF SAID PLAT RECORDS;

THENCE SOUTH 00 DEGREES 01 MINUTE 12 SECONDS WEST, ALONG THE COMMON EAST LINE OF SAID LOT 17, THE EAST LINE OF SAID 2.54 ACRE TRACT, AND THE WEST LINE OF SAID LOT 20, A DISTANCE OF 490.16 FEET TO A POINT FOR CORNER,

SAID POINT BEING THE NORTHEAST CORNER OF A 2,253 SQUARE FOOT TRACT OF LAND DESCRIBED IN WATER SANITARY SEWER EASEMENT EXHIBIT BY GRAHAM ASSOCIATES, INC., PROJECT NO. 874-2423, DATED OCTOBER 2006, APPROVED BY CHARLES F. STARK, STATE OF TEXAS R.P.L.S. NO. 5084, SAME BEING THE SOUTHEAST CORNER OF SAID 2.54 ACRE TRACT;

THENCE NORTH 89 DEGREES 25 MINUTES 02 SECONDS WEST, ALONG THE COMMON SOUTH LINE OF SAID 2.54 ACRE TRACT, AND THE NORTH LINE OF SAID EASEMENT, SAME BEING THROUGH THE INTERIOR OF SAID LOT 17, A DISTANCE OF 131.50 FEET TO A POINT FOR CORNER, SAID POINT BEING THE MOST SOUTHERLY SOUTHWEST CORNER OF SAID 2.54 ACRE TRACT, SAME BEING THE NORTHWEST CORNER OF SAID EASEMENT, SAME BEING IN A NON-TANGENT CURVE TO THE RIGHT HAVING A RADIUS OF 365.00 FEET, AND A DELTA ANGLE OF 05 DEGREES 37 MINUTES 30 SECONDS, SAME BEING IN THE EAST RIGHT OF-WAY LINE OF SAID WEST N’ WILD WAY.

THENCE IN A NORTHWESTERLY DIRECTION, ALONG SAID EAST RIGHT-OF-WAY LINE, THE WEST LINE OF SAID 2.54 ACRE TRACT, THE WEST LINE OF SAID LOT 17, AND ALONG SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 35.83 FEET, AND A CHORD BEARING AND DISTANCE OF NORTH 51 DEGREES 08 MINUTES 33 SECONDS WEST, 35.82 FEET TO A CUT “X” IN CONCRETE SET FOR CORNER, SAID POINT BEING ON ANGLE POINT IN THE WEST LINE OF SAID LOT 17, AND SAID 2.54 ACRE TRACT;

THENCE NORTH 26 DEGREES 07 MINUTES 17 SECONDS WEST, ALONG THE COMMON WEST LINE OF SAID LOT 17 AND SAID 2.54 ACRE TRACT, AND SAID EAST RIGHT-OF-WAY LINE, A DISTANCE OF 194.56 FEET TO A 3/8 INCH IRON ROD FOUND FOR CORNER, SAID POINT BEING ON ANGLE POINT IN THE WEST LINE OF SAID LOT 17, AND SAID 2.54 ACRE TRACT;

THENCE NORTH 00 DEGREES 20 MINUTES 42 SECONDS WEST, ALONG THE COMMON WEST LINE OF SAID LOT 17, AND SAID EAST RIGHT-OF-WAY LINE, A DISTANCE OF 294.94 FEET TO THE POINT OF BEGINNING AND CONTAINING 110.719 SQUARE FEET OR 2.54 ACRES OF COMPUTED LAND.

EXHIBIT E

FIRPTA AFFIDAVIT

THE STATE OF TENNESSEE	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF ROBERTSON	§

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform             (“Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by             (“Transferor”), Transferor hereby certifies the following:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Transferor’s U.S. employer identification number is:             ;

3. Transferor is not a “disregarded entity” as defined in IRS Regulation 1.1445-2(b)(iii); and

4. Transferor’s office address is 200 Powell Place.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document.

EXECUTED as of (but not necessarily on) this             day of             , 2017.

TRANSFEROR:

[ ]

By:
Name:
Title:

SWORN TO AND SUBSCRIBED BEFORE ME this             day of             , 20[     ].

[Notarial Seal]
Notary Public, State of
Print Name:
My Commission Expires:

EXHIBIT F

FACILITY LEASE

[ATTACHED]

SCHEDULE 3.02

REVIEW ITEMS

1	Tax Bills - real estate tax bills since January 1, 2014.

2	Property Condition Reports - All third party reports issued after January 1, 2014 and in Seller’s possession assessing the physical and structural condition of the Property and Property components including, without limitation: Engineering, Structural, Seismographic, Geotechnical, Mechanical, Roof, Environmental, Fire/Life/Safety, Air Quality Investigations; and ADA reports.

3	Survey - Most recent as built property survey of the Real Property.

4	Warranties & Guaranties - Copies of all active warranties and guaranties running to the benefit of Seller for products installed and workmanship performed at the Property.

5	Litigation - List of all litigation pending against the Property or Seller relating to the Property.

6	Insurance Documents - Current certificate of property insurance and certificate of liability insurance.

SCHEDULE 8.01

DISCLOSURE SCHEDULE

None.